                                                                 EXHIBIT 2.1

================================================================================


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                     Among


                        DSC COMMUNICATIONS CORPORATION,

                             CI ACQUISITION COMPANY

                                      and

                                 CELCORE, INC.



                             Dated December 3, 1997



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                               TABLE OF CONTENTS


         Section                                                                                                     Page
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
ARTICLE I

         THE MERGER

         SECTION 1.01. The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02. Effective Time; Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.03. Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.04. Certificate of Incorporation; Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.05. Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II

         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.02. Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.03. Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.04. Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.05. Escrow Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.06. Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE TARGET

         SECTION 3.01. Corporate Organization and Qualification; Subsidiaries . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 3.02. Certificate of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.03. Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.04. Authority Relative to This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.05. No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.06. Permits; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.07. Financial Statements; Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.08. Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.09. Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.10. Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.11. Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.12. Intellectual Property Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.13. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

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                               TABLE OF CONTENTS


         Section                                                                                                     Page
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
         SECTION 3.14. Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.15. Target Products; Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.16. Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.17. Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.18. Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.19. Tangible Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.20. Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.21. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.22. Certain Business Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.23. Real Property and Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.24. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.25. Indemnification Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.26. Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.27. Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.28. Payments Resulting from Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.29. State Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB

         SECTION 4.01. Corporate Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.02. Certificate of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.03. Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.04. Authority Relative to This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.05. No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.06. Ownership of Parent Sub; No Prior Activities . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.07. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.08. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.09. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.10. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.11. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE V

         CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.01. Conduct of Business by the Target Pending the Merger . . . . . . . . . . . . . . . . . . . . .  33





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                               TABLE OF CONTENTS


         Section                                                                                                     Page
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
         ARTICLE VI

         ADDITIONAL AGREEMENTS

         SECTION 6.01. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.02. Target's Consent Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.03. Appropriate Action; Consents; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.04. Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.05. No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.06. Obligations of Parent Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.07. Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.08. Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.09. Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.10. Registration on Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.11. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.12. Unaudited Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.13. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.14. Update Disclosure; Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.15. [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.16. Consent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.17. DSC Special Celcore Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VII

         CONDITIONS PRECEDENT TO THE MERGER

         SECTION 7.01. Conditions to the Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 7.02. Conditions to the Obligations of Parent and Parent Sub . . . . . . . . . . . . . . . . . . . .  41
         SECTION 7.03. Conditions to the Obligations of Target  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VIII

         TERMINATION

         SECTION 8.01. Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 8.02. Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 8.03. Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 8.04. Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45





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                               TABLE OF CONTENTS


         Section                                                                                                     Page
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
         ARTICLE IX

         ESCROW AND INDEMNIFICATION

         SECTION 9.01. Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 9.02. Parent Escrow Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 9.03. Representative Escrow Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE X

          GENERAL PROVISIONS

         SECTION 10.01. Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 10.02. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 10.03. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 10.04. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.05. Entire Agreement and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.06. Target Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 10.07. Assignments, Successors, and No Third-Party Rights  . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 10.08. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 10.09. Section Headings, Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 10.10. Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 10.11. Incorporation of Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 10.12. Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 10.13. Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 10.14. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 10.15. Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 10.16. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

EXHIBITS:

Exhibit A        Certificate of Incorporation
Exhibit B        Consent Agreement
Exhibit C        Opinion of Powell, Goldstein, Frazer & Murphy LLP
Exhibit D        Opinion of Baker & McKenzie
Exhibit E        DSC Special Celcore Incentive Plan

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 3, 1997 (this "Agreement"), by and among DSC Communications Corporation, a Delaware corporation ("Parent"), CI Acquisition Company, a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Parent Sub"), and Celcore, Inc., a Delaware corporation (the "Target").

         WHEREAS, Parent, Parent Sub and Target have entered into that certain Agreement and Plan of Merger dated October 29, 1997 (the "Original Merger Agreement");

         WHEREAS, Parent, Parent Sub and Target desires to amend, restate and modify the Original Merger Agreement in its entirety as set forth in this Agreement;

         WHEREAS, Parent Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), will merge with and into Target (the "Merger") and as a result of the Merger, the separate corporate existence of Parent Sub shall cease and Target shall continue as the surviving corporation of the Merger (the "Surviving Corporation");

         WHEREAS, the Board of Directors of Target (i) has determined that the Merger is in the best interests of Target and its stockholders (the "Target Stockholders") and unanimously approved and adopted this Agreement and the transactions contemplated hereby (the "Transactions") and (ii) has unanimously recommended approval and adoption of this Agreement and approval of the Merger by, and directed that this Agreement and the Merger be submitted to a vote of, the Target Stockholders; and

         WHEREAS, the Boards of Directors of Parent and Parent Sub have determined that the Merger is in the best interests of Parent and Parent Sub and their stockholders and have unanimously approved and adopted this Agreement and the Transactions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Parent Sub and Target hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law, at the Effective Time (as defined below), Parent Sub shall be merged with and into Target. As a result of the Merger, the outstanding shares of capital stock of Parent Sub and Target shall be converted or canceled in the manner provided in
Article II of this Agreement, the separate corporate existence of Parent

Sub shall cease, and Target will be the surviving corporation in the Merger and shall become a subsidiary of Parent. The name of the Surviving Corporation shall be DSC/Celcore, Inc.

         SECTION 1.02. Effective Time; Closing. As promptly as practicable on or before December 4, 1997, and in no event later than the first business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary") in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the Dallas, Texas offices of Baker & McKenzie (the "Closing Date") (or such other place as the parties may agree).

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers and franchises (of a public as well as of a private nature) of Target and Parent Sub and all property (real, personal and mixed) of Target and Parent Sub and all debts due to either Target or Parent Sub on any account, including subscriptions to shares, and every other interest of or belonging to or due to each of Target and Parent Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of each of Target and Parent Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation. The title to any real estate or any interest therein vested, by deed or otherwise, in Target or Parent Sub shall not revert or in any way become impaired by reason of the Merger, and all rights of creditors and all liens upon any property of Target or Parent Sub shall be preserved unimpaired following the Merger.

         SECTION 1.04. Certificate of Incorporation; Bylaws. (a) At the Effective Time, the certificate of incorporation of Target, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time by operation of this Agreement and by virtue of the Merger without any further action by the stockholders or directors of the Surviving Corporation to read in its entirety as set forth in Exhibit A attached hereto.

                 (b) At the Effective Time, the bylaws of Parent Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

         SECTION 1.05. Directors and Officers. The directors of Parent Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of Parent Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the bylaws of the Surviving Corporation.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent Sub, Target or the holders of any of the following securities:

                 (a) Each share of common stock, $0.10 par value per share ("Target Common Stock"), of Target issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below)) shall be converted into the right to receive $8.00 (the "Merger Consideration") payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share in accordance with Section 2.02.

                 (b) Each share of Series A Convertible Preferred Stock, par value $0.10 per share ("Series A Preferred Stock"), Series B Convertible Preferred Stock, par value $0.10 per share ("Series B Preferred Stock"), Series C Convertible Preferred Stock, par value $0.10 per share ("Series C Preferred Stock"), and Series D Convertible Preferred Stock, par value $0.10 per share ("Series D Preferred Stock"), of Target (collectively, the "Target Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive the Merger Consideration payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share in accordance with Section 2.02.

                 (c) From and after the Effective Time, all shares of Target Common Stock and Target Preferred Stock (together referred to as the "Target Stock") (other than Dissenting Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares (other than Dissenting Shares) shall thereafter represent the right to receive, subject to Section 2.02(h), the Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. Subject to Section 2.02(h), certificates previously representing shares of Target Stock (other than Dissenting Shares) shall be exchanged for the Merger Consideration to be paid in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest.

                 (d) Any shares of Target Stock held in the treasury of Target and any shares of Target Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                 (e) Each share of common stock, par value $0.01 per share, of Parent Sub ("Parent Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

         SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of or before the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, any state of the United States and designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Target Stock and, for exchange through the Exchange Agent in accordance with this Article II, cash in the aggregate amount required to make the cash payments specified in Section 2.01, in respect of (i) the Target Common Stock issued and outstanding at the Effective Time (other than Dissenting Shares and shares canceled in accordance with Section 2.01(d)) and (ii) the Target Preferred Stock issued and outstanding at the Effective Time (other than Dissenting Shares and shares canceled in accordance with Section 2.01(d)), such sum being hereinafter referred to as the "Exchange Fund". Subject to Section 2.02(h), the Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver cash contemplated to be paid pursuant to Section 2.01 out of the Exchange Fund.

                 (b) Exchange Procedures. Promptly after the Effective Time and subject to Section 2.02(h), Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable therefor pursuant to Section 2.01. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such duly executed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the shares of Target Stock formerly represented by such Certificates, less that portion of the Merger Consideration held in escrow pursuant to Section 2.02(h) hereof. The surrendered Certificates shall then be marked canceled. In addition, the holder of such Certificate subsequently may receive cash in accordance with the escrow provisions of Article IX. In the event of a transfer of ownership of shares of Target Stock which is not registered in the transfer records of Target, cash representing the consideration payable pursuant to Section 2.01 may be paid to a transferee if the Certificates representing such shares of Target Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration specified in this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                 (c) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis, provided that any such investment is guaranteed as to payment of principal and interest by the federal government of the United States. Any interest and other income resulting from such investments shall be paid to Target Stockholders.

                 (d) No Further Rights in Target Stock. All consideration paid upon conversion of the shares of Target Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Stock.

                 (e)      [Intentionally Omitted]

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Target Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and, subject to Section 2.02(g), any holders of Target Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the consideration therefor specified in this Article II.

                 (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any Target Stockholders for any cash delivered to a public official following termination of the Exchange Fund pursuant to any applicable abandoned property, escheat or similar Law.

                 (h) Escrow. Notwithstanding the foregoing, at the Effective Time, five percent (5%) of the aggregate Merger Consideration payable to Target Stockholders pursuant to Section 2.01 hereof as a result of the Merger shall be segregated and deducted therefrom and established as an escrow amount (the "Parent Escrow Amount"). In addition, at the Effective Time, three hundred and thirty-three one-thousandths percent (.333%) of the aggregate Merger Consideration payable to the Target Stockholders pursuant to Section
2.01 hereof as a result of the Merger shall be segregated and deducted therefrom and established as an escrow amount (the "Representative Escrow Amount"). The Parent Escrow Amount (together with five percent (5%) of any shares of Parent Common Stock issued upon exercise of any Target Option between the Effective Time and the Expiration Date) and the Representative Escrow

Amount (together with three hundred and thirty-three one-thousandths percent (.333%) of any shares of Parent Common Stock issued upon exercise of any Target Option between the Effective Time and the Expiration Date) shall be held in accordance with and subject to the provisions of Article IX of this Agreement. The Parent Escrow Amount (together with five percent (5%) of any shares of Parent Common Stock issued upon exercise of any Target Option between the Effective Time and the Expiration Date) shall be held as collateral for the indemnification obligations of the Persons who were holders of Target Stock and Target Options immediately prior to the Effective Time under Article IX of this Agreement. The Representative Escrow Amount (together with three hundred and thirty-three one-thousandths percent (.333%) of any shares of Parent Common Stock issued upon exercise of any Target Option between the Effective Time and the Expiration Date) shall be held for the purpose of paying certain costs and expenses of the Representative (as defined below) in performing his/her obligations under Article IX.

                 (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the consideration payable (subject to Section 2.02(h)) in respect thereof pursuant to this Agreement.

         SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of Target shall be closed and there shall be no further registration of transfers of shares of Target Stock thereafter on the records of Target. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be canceled and exchanged into the consideration therefor specified in this Article II in accordance with the terms of this Agreement.

         SECTION 2.04. Stock Options. (a) All options (the "Target Options") under the Target's 1995 Stock Option Plan and 1996 Stock Incentive Plan (together, the "Target Stock Option Plan"), outstanding at the Effective Time, whether or not exercisable, whether or not vested, and whether or not performance-based, shall remain outstanding following the Effective Time, except that, in accordance with the amendments to the Target Options for Messrs. Berger, Foley, Gonzalez and Rosen, each of which is dated January 30, 1997 under the Target Stock Option Plan, the Target Options for Messrs.
Berger, Foley, Gonzales and Rosen shall be fully exercisable immediately prior to the Effective Time. At the Effective Time, the Target Options shall, by virtue of the Merger and without any further action on the part of the holders thereof or the Target, be assumed by Parent. From and after the Effective Time, all references to the Target in the Target Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Target Stock Option Plan as of the Effective Time by virtue of this Agreement and without any further action. Each Target Option assumed by Parent (each a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable Target Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each such Target Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded up or down to the nearest whole share) equal to the number of shares of Target Common Stock subject to such Target Option multiplied by the Exchange Ratio (as defined below); (ii) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Target Common Stock subject to such Target Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent); and (iii) with respect to any Target Option which is performance-based, the performance targets shall be adjusted following the Effective Time in the good faith judgment of the Board of Directors of Parent to fairly reflect the impact, if any, of the Transactions; and (iv) in the case of any Substitute Option that remains unexercised as of the termination of the Escrow Period (as defined below), the number of shares of Parent Common Stock issuable upon the exercise of such Substitute Options shall be reduced in proportion to any reduction in the number of shares of Parent Common Stock received by holders of the Substitute Options assumed by Parent which are exercised prior to the Expiration Date as a result of any distribution made to Parent pursuant to Article IX of this Agreement. No payment shall be made for fractional interests of Parent Common Stock represented by the Substitute Options.

                 (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Target Option an appropriate notice setting forth such holder's rights pursuant thereto and such Target Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Parent shall comply with the terms of all such Target Options and ensure, to the extent required by, and subject to the provisions of, the Target Stock Option Plan that Target Options which qualified as incentive stock options under Section 422 of the Code (as defined below) prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. Following the Effective Time, the shares of Parent Common Stock subject to Target Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form with the Securities and Exchange Commission ("SEC") and Parent shall use its Best Efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding.

                 (c) If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock, Target Common Stock or Target Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         SECTION 2.05. Escrow Approval. By adopting and approving this Agreement, the Target Stockholders, except in respect of Dissenting Shares, approve the Parent Escrow Agreement (as defined below) and the Representative Escrow Agreement (as defined below), the appointment of the Escrow Agent to act under the authority granted it under the Parent Escrow Agreement, the Representative Escrow Agreement and this Agreement and the appointment of the Representative (as defined below) to act on behalf of the Target Stockholders and the holders of the Target Options under the terms of the Parent Escrow Agreement and the Representative Escrow Agreement and this Agreement. If the Representative ceases to be the Representative for any reason, he will be replaced in accordance with the terms of the Parent Escrow Agreement.

         SECTION 2.06. Appraisal Rights. Any issued and outstanding share of Target Stock which has not been voted for the Merger and with respect to which appraisal will have been properly demanded in accordance with Section 262 of the Delaware Law ("Dissenting Shares") will not be converted into the right to receive the consideration described in Section 2.01, and the holders thereof will have only such rights as are provided in Section 262 of the Delaware Law, unless and until the Target Stockholder withdraws such holder's demand for such appraisal in accordance with the Delaware Law or otherwise loses such holder's right to such appraisal. If a Target Stockholder withdraws such holder's demand for appraisal or will otherwise lose the right to such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's shares of Target Stock will cease to be Dissenting Shares and will be converted into the consideration described in Section 2.01. Prior to the Effective Time, Target will give Parent prompt notice of any written demands for appraisal or withdrawals of demands for appraisal received by Target and, except with the prior written consent of Parent, will not settle or offer to settle any such demands.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE TARGET

                 Except as set forth in the disclosure schedule delivered by Target and signed by Target, Parent and Parent Sub for identification prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule"), which shall identify exceptions by specific section references, the Target hereby represents and warrants to Parent and Parent Sub that:

         SECTION 3.01. Corporate Organization and Qualification; Subsidiaries. Each of Target and Celcore International, Inc. (Delaware), a Delaware corporation, and Celcore International, Inc. (Mauritius), a Republic of Mauritius corporation (the "Target Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Target and the Target Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means with respect to any Person, any change or effect that is, or is reasonably likely to be, materially adverse to the financial condition, business or results of operations of such Person and its subsidiaries, taken as a whole. Other than the Target Subsidiaries, Target does not have any subsidiaries. Neither Target nor either Target Subsidiary owns directly or indirectly any voting equity or similar voting interest in, or any interest convertible into or exchangeable or exercisable for, any voting equity or similar voting interest in, any corporation, partnership, joint venture or other business association or entity. Target is not, and has not been within the two years immediately preceding the date hereof, a subsidiary or division of another corporation, nor has Target within such time owned, directly or indirectly, any shares of Parent Common Stock.

         SECTION 3.02. Certificate of Incorporation and Bylaws. The Target has heretofore furnished or made available to Parent a complete and correct copy of its and the Target Subsidiaries' certificates of incorporation and bylaws, each as amended to date. Neither the Target nor either of the Target Subsidiaries is in violation of any provision of its certificate of incorporation or bylaws.

         SECTION 3.03. Capitalization. The authorized capital stock of the Target consists of 50,000,000 shares of Target Common Stock and 14,000,000 shares of Target Preferred Stock, consisting of 4,500,000 shares of Series A Preferred Stock, 3,000,000 shares of Series B Preferred Stock, 4,000,000 shares of Series C Preferred Stock and 2,500,000 shares of Series D Preferred Stock. As of the date of this Agreement, (a) 5,591,250 shares of Target Common Stock and (b) 4,500,000, 3,000,000, 3,038,045.66 and 2,004,227 shares of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (a total of 12,542,273 shares of Target Preferred Stock), were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights, and (c) 2,460,250 shares of Target Common Stock are issuable pursuant to outstanding Target Options. Each share of Target Preferred Stock is convertible into one share of Target Common Stock. All of the issued and outstanding shares of capital stock of the Target Subsidiaries are held by Target and are validly issued, fully paid and nonassessable and not subject to preemptive rights. No shares of capital stock of the Target have been acquired by the Target that are subject to outstanding pledges by the Target to secure the future payment of some or all of the purchase price for such shares. Other than the Target Options, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Target obligating the Target to issue or sell any shares of capital stock of, or other equity interests in, the Target or the Target Subsidiaries. Between August 31, 1997 and the date of this Agreement, no shares of Target Common Stock have been issued by the Target, except pursuant to the exercise of the stock options, stock incentive rights and warrants described above that were outstanding on August 31, 1997, in each case in accordance with their respective terms. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Other than as set forth in Target's certificate of incorporation (including the Target Preferred Stock certificates of designation, each a "Certificate of Designation"), there are no outstanding contractual obligations of the Target to repurchase, redeem or otherwise acquire any shares of Target Stock. Target has not made any distributions to any Target Stockholders or participated in or effected any issuance, exchange or retirement of shares of Target Common Stock, or otherwise changed the equity interests of Target Stockholders, in contemplation of effecting the Merger within the two years immediately preceding the date hereof. Target has not reacquired during the two years immediately preceding the date of this Agreement any shares of Target Common Stock.

         SECTION 3.04. Authority Relative to This Agreement. The Target has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval and adoption of the Merger by the Target Stockholders in accordance with this Agreement and Delaware Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Target and the consummation by the Target of the Transactions (including the Amendments (as defined in Section 3.05)) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Target are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement and the Amendments by the Target Stockholders as described in Section 3.17 and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of this Agreement by Parent and Parent Sub, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

         SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, subject to, (x) with respect to the Merger, obtaining the requisite approval and adoption of the Merger and the Amendments by the Target Stockholders in accordance with its certificate of incorporation (including its Certificates of Designations), this Agreement and Delaware Law, (y) the filing of certificates of amendment relating to the amendments to the Target's certificate of incorporation (including its Certificates of Designations) with the Secretary of State of Delaware, which amendments shall remove the thirty (30) day period for notice required under Article Fourth, Section E(iv)(e) of the certificate of incorporation of Target and Section D(iv)(e) of each of the Certificates of Designations (the "Amendments") and (z) obtaining any necessary Consents from third parties and permits from Governmental

Authorities and making the filings described in Section 3.05(b) and Section 3.05(b) of the Target Disclosure Schedule, (i) subject to the adoption of the Amendments, conflict with or violate the certificate of incorporation or bylaws of the Target or the Target Subsidiaries, (ii) conflict with or violate any Law applicable to the Target or the Target Subsidiaries or by which any property or asset of the Target or the Target Subsidiaries is bound or affected, or (iii) except as specified in Section 3.20 of the Target Disclosure Schedule, result in any Breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Target or the Target Subsidiaries or require the Consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, license, permit, franchise or other instrument or obligation to which the Target or the Target Subsidiaries is a party other than with respect to breaches or defaults which would not constitute a Material Adverse Effect.

                 (b) The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement and the Transactions contemplated hereby by the Target will not, require any Consent or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction ("Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law or (ii) as specified in Section 3.05(b) of the Target Disclosure Schedule.

         SECTION 3.06. Permits; Compliance. Each of the Target and the Target Subsidiaries is in possession of all Governmental Authorizations necessary for each of the Target and the Target Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Permits") and, as of the date hereof, no suspension or cancellation of any of the Target Permits is pending or, to the Knowledge of the Target, Threatened, except in each case for such Governmental Authorizations, the absence of which would not have a Material Adverse Effect. Neither the Target nor the Target Subsidiaries is in conflict with, or in default or violation of,
(i) any Law applicable to it or by which any property or asset of it is bound or affected, or (ii) any Target Permit, other than a conflict with, or default or violation of, such Laws or Target Permits that would not have a Material Adverse Effect on Target.

         SECTION 3.07. Financial Statements; Books and Records. (a) Target has delivered to Parent: (i) (A) audited balance sheets of the Target and statements of stockholders' (deficit) equity as at December 31, 1994, 1995 and 1996; (B) audited statements of operations and statements of cash flows for the years ended December 31, 1994, 1995, 1996; and (C) notes to such financial statements (the "Notes") together with a report thereon of KPMG Peat Marwick LLP, independent accountants; and (ii) (A) unaudited balance sheets of the Target and statements of stockholders' (deficit) equity as at August 31, 1996 and 1997; and (B) unaudited statements of operations and statements of cash flows for the eight months ended August 31, 1996 and 1997 and (c) Notes (such financial statements referred to in clauses (i) and (ii) together referred to as the "Financial Statements"). Such Financial Statements and Notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Target as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, except that the unaudited financial statements referred to in clause (ii) may be subject to normal year-end adjustments. The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Target are required by GAAP to be included in the Financial Statements of the Target.

                 (b) The books of account, minute books, stock record books, and other records of the Target and each Target Subsidiary, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Target and each Target Subsidiary contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Target and each Target Subsidiary, as appropriate, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target.

         SECTION 3.08. Absence of Certain Changes or Events. Since August 31, 1997, each of the Target and the Target Subsidiaries has conducted business only in the Ordinary Course of Business and, since August 31,1997, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect, (b) any material change by the Target in its accounting methods, principles or practices, (c) any entry by the Target or the Target Subsidiaries into any Contract or transaction material to the Target or the Target Subsidiaries, except in the Ordinary Course of Business, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of either the Target or the Target Subsidiaries, (e) any redemption, purchase or other acquisition (including issuance or granting of any rights to acquire) of any of their securities or (f) other than pursuant to the Target Plans and the Target Other Benefit Obligations (as defined in Section 3.10 hereof), any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business.

         SECTION 3.09. Absence of Litigation. Except as set forth in Section
3.09 of the Target Disclosure Schedule, there is no claim or Proceeding pending or, to Target's

Knowledge, Threatened against the Target or the Target Subsidiaries, before any arbitrator or Governmental Authority, (a) to be asserted or instituted against Target or the Target Subsidiaries, (b) which directly relates to the Target, the Target Subsidiaries or any of their properties, assets or business or to which the Target or Target Subsidiaries is a party, including without limitation, the Intellectual Property Assets, (c) that affects any Target Stockholders' Target Stock, (d) which seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger, or (e) which arises out of a warranty covering any of the Target Products or Target or the Target Subsidiaries' other current or past goods or services other than warranty claims in the Ordinary Course of Business. Neither the Target or the Target Subsidiaries nor any property or asset of the Target or the Target Subsidiaries is in violation of any Order against Target or the Target Subsidiaries having, individually or in the aggregate, a Material Adverse Effect.


         SECTION 3.10. Employee Benefits. (a) As used in this Section 3.10, the following terms have the meanings set forth below.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and regulations and rules issued pursuant to that Act, or any successor Law.

         "ERISA Affiliate" means any Person (including the Target Subsidiaries) that, together with the Target, would be treated as a single employer under Code Section 414.

         "Multiemployer Plan" has the meaning given in ERISA Section 3(37)(A).

         "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, dependent care assistance plans, cafeteria plans and fringe benefits within the meaning of Code Section 132.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

         "Plan" has the meaning given in ERISA Section 3(3).

         "Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

         "Qualified Plan" means any Plan that meets or purports to meet the requirements of Code Section 401(a).

         "Target Other Benefit Obligation" means an Other Benefit Obligation
         owed, adopted,   or followed by the Target or an ERISA Affiliate.

         "Target Plan" means all Plans of which the Target or an ERISA Affiliate is or was a Plan Sponsor, or to which the Target or an ERISA Affiliate otherwise contributes or has contributed, or in which the Target or an ERISA Affiliate otherwise participates or has participated. All references to Plans are to Target Plans unless the context requires otherwise.

         "Target VEBA" means a VEBA whose members include employees of the Target or any ERISA Affiliate.

         "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

         "VEBA" means a voluntary employees' beneficiary association under Code
         Section 501(c)(9).

         "Welfare Plan" has the meaning given in ERISA Section 3(1).

                 (b) (i) Section 3.10(b)(i) of the Target Disclosure Schedule contains a complete and accurate list of all Target Plans and Target Other Benefit Obligations, and identifies as such all Target Plans that are Qualified Plans.

                          (ii) Section 3.10(b)(ii) of the Target Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed within the three years preceding the date of this Agreement.

                 (c)      Target has delivered to Parent:

                          (i) all documents that set forth the terms of each Target Plan or Target Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Target Plans for which the Target is required to prepare and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Target Plans and Target Other Benefit Obligations for which a plan description or summary plan description is not required;

                          (ii) all personnel, payroll, and employment manuals and policies;

                          (iii) a written description of any Target Plan or Target Other Benefit Obligation that is not otherwise in writing;

                          (iv) all insurance policies purchased by or to provide benefits under any Target Plan;

                          (v)     all Contracts with third party
                 administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Target Plan or Target Other Benefit Obligation;

                          (vi) all reports submitted within the three years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Target Plan or Target Other Benefit Obligation;

                          (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Target Plan, including all schedules thereto and the opinions of independent accountants;

                          (viii) all notices that were given by the Internal Revenue Service or the Department of Labor to the Target, any ERISA Affiliate, or any Target Plan within the three years preceding the date of this Agreement; and

                          (ix) with respect to Qualified Plans, the most recent determination letter for each such Target Plan and the most recent financial statement.

                 (d)      In addition:

                          (i) The Target and each ERISA Affiliate has performed all of their material obligations to provide benefits under all Target Plans and Target Other Benefit Obligations. The Target and each ERISA Affiliate has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

                          (ii) No statement, either written or oral, has been made by the Target or any ERISA Affiliate to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a Material Adverse Effect to the Target, any ERISA Affiliate or Parent.

                          (iii) The Target and each ERISA Affiliate, with respect to all Target Plans and Target Other Benefit Obligations, is, and each Target Plan and

                 Target Other Benefit Obligation is, in full compliance with ERISA, the Code, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.10, except where any failures to comply alone or in the aggregate would not have a Material Adverse Effect to the Target Plan or Target Other Benefit Obligation (or any participant or beneficiaries thereunder), the Target, any ERISA Affiliate or Parent. Any bonding required with respect to any Target Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                                  (A)      No transaction prohibited by ERISA
                          Section 406 and no "prohibited transaction" under Code Section 4975(c) has occurred with respect to any Target Plan.

                                  (B)      Neither the Target nor any ERISA
                          Affiliate has any known liability to the Internal Revenue Service with respect to any Plan, including any liability imposed by Chapter 43 of the Code.

                                  (C)      Neither the Target nor any ERISA
                          Affiliate has any known liability under ERISA Section 502.

                                  (D)      All filings required by ERISA and
                          the Code as to each Target Plan have been timely filed, and all material notices and disclosures to participants required by either ERISA or the Code have been timely provided.

                                  (E)      All contributions and payments made
                          or accrued with respect to all Target Plans and Target Other Benefit Obligations are deductible under Code Section 162 or Section 404.

                          (iv) With respect to all Target Plans and Target Other Benefit Obligations, all applicable contributions and premium payments for all periods ending prior to the Closing Date shall be or have been made or accrued prior to the Closing Date in accordance with past practice. No Target Plan has any unfunded liability. The financial records of each funded Target Plan have been kept in accordance with GAAP.

                          (v) Since December 31, 1996, there has been no establishment or amendment of any Target Plan or Target Other Benefit Obligation.

                          (vi) To the Knowledge of the Target, no event has occurred or circumstance exists that could result in a material increase in premium costs of Target Plans and Target Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or Proceeding involving, any Target Plan or Target Other Benefit Obligation is pending or, to Target's or any ERISA Affiliate's Knowledge, is Threatened.

                          (viii) Each Qualified Plan of the Target or any ERISA Affiliate is qualified in form and operation under Code
                 Section 401(a); each trust for each such Plan is exempt from federal income tax under Code Section 501(a). To Target's Knowledge, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust. Each Qualified Plan of the Target or any ERISA Affiliate has received a favorable determination letter from the Internal Revenue Service evidencing compliance with the relevant provisions of the Tax Reform Act of 1986.

                          (ix) No Target Plan is subject to Title IV of ERISA, and neither Target nor any ERISA Affiliate has any liability with respect to any Title IV Plan.

                          (x) Neither the Target nor any ERISA Affiliate has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan.

                          (xi) Neither the Target nor any ERISA Affiliate has any liability (including current or potential withdrawal liability) with respect to any Multiemployer Plan.

                          (xii) Neither the Target nor any ERISA Affiliate has ever established, maintained or contributed to any VEBA, and neither the Target nor any ERISA Affiliate has any liability with respect to any VEBA.

                          (xiii)  Except to the extent required under ERISA
                 Section 601 et seq. and Code Section 4980B, neither the Target nor any ERISA Affiliate provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                          (xiv) The Target and each ERISA Affiliate has complied in all material respects with the provisions of ERISA
                 Section 601 et seq. and Code Section 4980B and has also complied in all material respects with the applicable provisions of ERISA Section 701 et seq. and Subtitle K of the Code.

                          (xv) No payment that is owed or may become due to any Person will be non-deductible to the Target or subject to tax under Code Section 280G or Section 4999; nor will the Target be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise tax on a payment to such Person.

                          (xvi) The consummation of the Transactions will not result in the payment, vesting, or acceleration of any benefit.

         SECTION 3.11. Labor Matters. (a) Section 3.11 of the Target Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Target or the Target Subsidiaries, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Target Plans and Target Other Benefit Obligations (as defined in Section 3.10 hereof).

                 (b) To Target's Knowledge, no officer or key employee of the Target or the Target Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or employee and any other Person ("Proprietary Rights Agreement") that would materially and adversely affect (i) the performance of his duties as an officer or employee of the Target or the Target Subsidiaries, or (ii) the ability of Target or the Target Subsidiaries to conduct their business, including any Proprietary Rights Agreement with Target or the Target Subsidiaries by any such employee or director. To the Target's Knowledge, no officer or other key employee of the Target or the Target Subsidiaries intends to terminate his employment with the Target or the Target Subsidiaries.

                 (c) Neither the Target nor the Target Subsidiaries has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and, to Target's Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against either the Target or the Target Subsidiaries relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, organizational activity, or other labor or employment dispute against or affecting any of the Target or the Target Subsidiaries or
(c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Target or the Target Subsidiaries, and no such action is contemplated by the Target or the Target Subsidiaries. Each of the Target and the Target Subsidiaries has complied in all respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except for any noncompliance alone or in the aggregate which would not have a Material Adverse Effect on Target, the Target Subsidiaries or Parent.

         SECTION 3.12. Intellectual Property Assets. (a)    The term
"Intellectual Property Assets" includes:

                          (i) all business names, designs, trade names, trademarks or service marks, and any applications and registrations relating thereto, used or intended to be used by the Target or the Target Subsidiaries in relation to its goods or services, including, without limitation, all rights associated with those names recited in Schedule 3.12(a)(i) of the Target Disclosure Schedule (collectively, "Marks");

                          (ii) all patents and patent applications on any subject matter, which have been developed, designed, made, conceived or reduced to practice jointly or individually by any employee of, or any Person retained by, the Target or the Target Subsidiaries, or which have been otherwise acquired by the Target or the Target Subsidiaries within the scope of such employment or retention, including, without limitation, those patents and patent applications recited in Schedule 3.12(a)(ii) of the Target Disclosure Schedule (collectively, "Patents");

                          (iii)   all copyrights in both published and
                 unpublished works, which have been authored or placed in a tangible medium either jointly or individually by any employee of, or any Person retained by, the Target or the Target Subsidiaries within the scope of such employment or retention, or which have been otherwise acquired by the Target or the Target Subsidiaries (collectively, "Copyrights");

                          (iv) all rights in mask works, which have been developed, designed, made, conceived or reduced to practice either jointly or individually by any employee of, or any Person retained by, the Target or the Target Subsidiaries within the scope of such employment or retention, or which have been otherwise acquired by the Target or the Target Subsidiaries (collectively, "Rights in Mask Works");

                          (v) all trade secrets, not commonly known or available to the public which derive economic value, actual or potential, from not being generally known to, or ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, including confidential or proprietary information, know-how, processes, methods, research, technical information, data, improvements, ideas, inventions, discoveries, techniques, developments, plans, schematics, drawings, flowcharts, prints, specifications, software programs, source and executable codes, development and marketing plans, strategies, forecasts, customer information, customer lists and the like, whether or not commercial, experimental or patentable, which have been developed, designed, made, conceived or reduced to practice jointly or individually by any employee of, or Person retained by, the Target or the Target Subsidiaries within the scope of such employment or retention, or which have been otherwise acquired by the Target or the Target Subsidiaries (collectively, "Trade Secrets");

                          (vi) all goodwill associated with the Marks, Patents, Copyrights, Rights in Mask Works and Trade Secrets, all remedies and protections afforded under the laws of all applicable jurisdictions against violations or infringements thereof, as well as all rights of the Target or the Target Subsidiaries under any Contract relating to the Marks, Patents, Copyrights, Rights in Mask Works and Trade Secrets; and

                          (vii) all attorney work files owned by the Target or the Target Subsidiaries relating to the foregoing.

                 (b) Agreements. Section 3.12(b) of the Target Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Target or the Target Subsidiaries, of all Contracts relating to the Intellectual Property Assets to which the Target or the Target Subsidiaries is a party or by which the Target or the Target Subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000.00 under which the Target or the Target Subsidiaries is the licensee. There are no outstanding or Threatened disputes or disagreements with respect to any such Contract.

                 (c) Intellectual Property Assets Necessary for the Target's Business

                          (i) The Intellectual Property Assets are all those necessary for the operation of the Target's businesses as they are currently conducted. The Target or one of the Target's Subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other than those Liens referred to in Section 3.19 of the Target Disclosure Schedule hereof and has the right to make, have made, develop, use, sell or otherwise employ any technology or product of the Target without payment to a third party and without a claim of infringement or other challenge except as otherwise set forth in Section 3.19 of the Target Disclosure Schedule.

                          (ii) All former and current employees of the Target or the Target Subsidiaries, and any Person otherwise retained by the Target or the Target

                 Subsidiaries, on a consulting or other non-employee basis, have executed written Contracts with the Target or the Target Subsidiaries that assign all rights to any inventions, improvements, discoveries, or information relating to the Intellectual Property Assets to the Target or one of the Target's Subsidiaries. To Target's Knowledge, no employee of the Target or the Target Subsidiaries has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or that requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Target or one of the Target Subsidiaries.

                 (d)      Marks

                          (i) Section 3.12(a)(i) of the Target Disclosure Schedule contains a complete and accurate list and summary description of all Marks. The Target is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

                          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety days after the Effective Time.

                          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation, and no such action is Threatened with the respect to any of the Marks.

                          (iv)    There is no trademark or trademark
                 application of any third party that may or does interfere with any of the Marks.

                          (v) No Mark is infringed or has been challenged or Threatened in any way. None of the Marks used by the Target or Target's Subsidiaries infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

                          (vi) All products and materials containing a Mark bear the proper federal registration notice where required by Law.

                 (e)      Patents

                          (i) Section 3.12(a)(ii) of the Target Disclosure Schedule contains a complete and accurate list and summary description of all Patents. The Target is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                          (ii) All of the issued Patents are currently in compliance with all Laws (including payment of filing, examination and maintenance fees), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety days after the Effective Time.

                          (iii) No Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding. There is no patent or patent application of any third party that may or does interfere with any of the Patents.

                          (iv)    No Patent is infringed, or has been
                 challenged or Threatened in any way. None of the products manufactured or sold, nor any method or process used, by the Target or Target's Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any third party.

                          (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

                 (f)      Copyrights

                          (i) Section 3.12(a)(iii) of the Target Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights that have been registered. The Target is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                          (ii) All the Copyrights that have been registered are currently in compliance with all Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Effective Time.

                          (iii) No Copyright is infringed or has been challenged or Threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party, or is a derivative work based on the work of a third party.

                          (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice, if any, required by Law.

                 (g)      Trade Secrets

                          (i) With respect to each Trade Secret, the written documentation relating to such Trade Secret is accurate in all material respects.

                          (ii)    The Target has taken all reasonable
                 precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

                          (iii) The Target has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets have not been made public, and have not been used, divulged or appropriated either for the benefit of any Person (other than the Target) or to the detriment of the Target. No Trade Secret is subject to any adverse claim or has been challenged or Threatened in any way, or has been improperly obtained from a third party.

         SECTION 3.13. Taxes. (a) The Target (including the Target Subsidiaries) has (i) filed all federal, state, local and foreign tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and
(iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate Proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Internal Revenue Service nor any other taxing authority has asserted any claim for taxes, or to the best Knowledge of the Target, is Threatening to assert any claims for taxes; which claims, individually or in the aggregate, could have a Material Adverse Effect. The Target has open years for federal tax returns only as set forth in the
Section 3.13(a) of the Target Disclosure Schedule. The Target has withheld or collected and paid over to the appropriate Governmental Authorities (or is properly holding for such payment) all taxes required by Law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect. The Target has not made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of the Target.

                 (b)      [Intentionally Omitted]

         SECTION 3.14. Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls; and (E) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (ii) "Environmental Laws" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative Order or Consent, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                 (b) Except as would not individually or in the aggregate result in or be likely to result in any damages in excess of $500,000: (i) to Target's Knowledge, the Target is and has been in material compliance with all applicable Environmental Laws; (ii) the Target has obtained all material permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("Environmental Permits") and is and has been in material compliance with their requirements; (iii) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target; (iv) there is, to Target's Knowledge, no asbestos or asbestos-containing material on any owned or leased real property in violation of applicable Environmental Laws;
(v) to Target's Knowledge, the Target has not released, discharged or disposed of Hazardous Substances on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target and none of such property is contaminated with any Hazardous Substances; (vi) the Target is not undertaking, and has not completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the Order of any Governmental Authority or the requirements of any Environmental Law; and (vii) there are no past, pending or, to Target's Knowledge, Threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, Proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances ("Environmental Claims") against the Target or any of its property, and to Target's Knowledge, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Target or any of its predecessors.

                 (c) The Target has provided Parent or Parent Sub with copies of any environmental reports, studies or analyses in its possession or under its control relating to owned or leased real property or the operations of the Target.

         SECTION 3.15. Target Products; Regulation. There have been no written notices, citations or decisions by any Governmental Authority received by Target or the Target Subsidiaries that any product produced, manufactured, marketed or distributed at any time by the Target or the Target Subsidiaries (the "Target Products") is defective or fails to meet any applicable standards promulgated by any such Governmental Authority.

         SECTION 3.16. Opinion of Financial Advisor. The Target has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("Target Banker") on the date of this Agreement, to the effect that the consideration to be paid by Parent in the Merger is fair from a financial point of view to the Target Stockholders as of the date thereof, and the Target will promptly, after the date of this Agreement, deliver a copy of such opinion to Parent. A copy of the Target Banker engagement letter, dated June 16, 1997, has previously been delivered to Parent.

         SECTION 3.17. Vote Required. The affirmative vote of a majority of the then outstanding shares of Target Common Stock and the Series A Preferred Stock voting together as a single class along with (i) an affirmative vote of the holders of 60% of the shares of Series B Preferred Stock, (ii) an affirmative vote of the holders of 60% of the shares of Series C Preferred Stock, and (iii) an affirmative vote of the holders of 60% of the shares of Series D Preferred Stock are the only votes of the holders of any class or series of capital stock of the Target necessary to approve the Merger. The affirmative vote of a majority of the then outstanding shares of Target Common Stock and the Series A Preferred Stock voting together as a single class and an affirmative vote of the majority of the holders of the shares of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, each voting as a separate class, are the only votes of the holders of any class or series of capital stock of the Target necessary to approve the Amendments.

         SECTION 3.18. Brokers. No broker, finder or investment banker (other than Target Banker) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Target. The Target has heretofore furnished to Parent a correct copy of all agreements between the Target and Target Banker pursuant to which such firm would be entitled to any payment relating to the Transactions.

         SECTION 3.19. Tangible Property. The Target and the Target Subsidiaries have good title to, or a valid leasehold interest in, the properties and assets used by them or shown on the unaudited balance sheet dated August 31, 1997 or acquired after the date thereof, with the exception of such property and assets sold in the Ordinary Course of Business, and such properties and assets are free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest ("Liens"), except Liens in favor of lenders as reflected in the Financial Statements and statutory, purchase money, workers compensation, landlord and similar Liens incurred in the Ordinary Course of Business.

         SECTION 3.20. Material Contracts. (a) Section 3.20(a) of the Target Disclosure Schedule contains a complete and accurate list as of October 2, 1997, and the Target has delivered to the Parent true and complete copies of the following outstanding Contracts, except where noted, to which Target or either Target Subsidiary are currently a party or for which Target or either Target Subsidiary are currently liable:

                          (i) each Contract that involves performance of services or delivery of goods or materials by the Target or either Target Subsidiary of an amount or value in excess of $100,000;

                          (ii) each Contract that involves performance of services or delivery of goods or materials to the Target or either Target Subsidiary of an amount or value in excess of $100,000;

                          (iii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Target or either Target Subsidiary in excess of $100,000;

                          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                          (v) each licensing agreement other than "shrink wrap" or similar licenses of commercially available software or other material Contract with respect to the Intellectual Property Assets or any other Patents, Marks, Copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                          (vi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                          (vii) each joint venture, partnership, and other Contract (however named) not otherwise described in this
                 Section involving a sharing of profits, losses, costs, or liabilities by the Target or either Target Subsidiary with any other Person;

                          (viii) each Contract containing covenants that in any way purport to restrict the on-going business activity of the Target or either Target Subsidiary or limit the freedom of the Target or either Target Subsidiary to engage in any line of business or to compete with any Person;

                          (ix) each Contract providing for payments to or by any Person not affiliated with Target or either Target Subsidiary based on sales, purchases, or profits, other than direct payments for goods or services;

                          (x) each power of attorney given by Target or either Target Subsidiary that is currently effective and outstanding;

                          (xi) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Target or either Target Subsidiary to be responsible for consequential Damages;

                          (xii) each Contract for capital expenditures in excess of $100,000;

                          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Target or either Target Subsidiary other than in the Ordinary Course of Business;

                           (xiv) each Contract for sales, marketing and support services provided by independent agents or other Persons for the Target Products or other goods and services of the Target or either Target Subsidiary of an amount or value in excess or expected to be in excess of $100,000;

                           (xv) each Contract under which another Person is appointed a distributor of the Target Products or other goods and services of the Target or either Target Subsidiary or under which the Target or either Target Subsidiary is appointed a distributor of another Person's goods or services, of an amount or value in excess of $100,000;

                          (xvi) each Contract relating to manufacturing of proprietary components of the Target Products or other goods of the Target or either Target Subsidiary of an amount or value in excess of $100,000; and

                          (xvii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                 Section 3.20(a) of the Target Disclosure Schedule identifies any such written Contracts and, in respect of oral Contracts, sets forth reasonably complete details concerning any such oral Contracts.

                 (b) Each Contract identified or required to be identified in Section 3.20(a) of the Target Disclosure Schedule is, in all material respects, in full force and effect and is valid and enforceable in accordance with its terms, and to Target's Knowledge, no party is in default thereunder and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity, default or breach would not, individually or in the aggregate, have a Material Adverse Effect, and the Target has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract, except in each case, where any breach would not individually or in the aggregate have a Material Adverse Effect.

                 (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Target under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                 (d) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Target or either Target Subsidiary have been entered into in the Ordinary Course of Business and, to Target's Knowledge, have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law.

         SECTION 3.21. [Intentionally Omitted]

         SECTION 3.22. Certain Business Practices. As of the date of this Agreement, to the Knowledge of Target or any Target Subsidiary neither the Target nor either Target Subsidiary nor any director, officer, agent or employee of the Target or either Target Subsidiary and no party to any Contract with Target or the Target Subsidiaries, has (i) used any funds for contributions, gifts, entertainment or other expenses relating to political activities that violate any Law, (ii) made any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns that violate any Law or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other payment that violates any Law.

         SECTION 3.23. Real Property and Leases. (a) Neither the Target nor the Target Subsidiaries owns or has owned any real property.

                 (b) Section 3.23(b) of the Target Disclosure Schedule lists and describes all real property leased or subleased to either the Target or the Target Subsidiaries. With respect to each lease and sublease: (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) to the Knowledge of Target, no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (iii) to the Knowledge of Target, no party to the lease or sublease has repudiated any material provision thereof; (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (v) neither of the Target or the Target Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (vi) to Target's Knowledge, all facilities leased or subleased thereunder have received all Governmental Authorizations (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in all material respects in accordance with all applicable Laws.

         SECTION 3.24. Insurance. All material assets and risks of the Target are covered by valid and currently effective insurance policies in such types and amounts as are consistent, to Target's Knowledge, with customary practices and standards of companies engaged in businesses and operations similar to those of the Target.

         SECTION 3.25. Indemnification Claims. Section 3.25 of the Target Disclosure Schedule sets forth a list of all Persons who are parties to director, officer and/or employee indemnification agreements with Target or the Target Subsidiaries (the "Indemnification Agreements"). Except as set forth in
Section 3.25 of the Target Disclosure Schedule, there are no outstanding claims under any of the Indemnification Agreements or under any indemnification rights granted pursuant to the certificate of incorporation or bylaws of Target or the Target Subsidiaries (as currently in effect); and to Target's Knowledge, there are no facts or circumstances that either now, or with the passage of time, could reasonably be expected to provide a basis for a claim under any such Indemnification Agreement or under any indemnification rights granted pursuant to the certificate of incorporation or bylaws of Target or the Target Subsidiaries.

         SECTION 3.26. Board Recommendation. At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of the Target has unanimously adopted a resolution (i) approving the Merger, based on a determination that the Merger is fair to the holders of Target Stock and is in the best interests of the Target Stockholders, (ii) approved and recommended the Amendments for adoption by the stockholders of Target and (iii) approving and adopting this Agreement and the Transactions contemplated hereby and thereby and unanimously recommending approval and adoption of this Agreement and the Transactions contemplated hereby and thereby by the stockholders of the Target.

         SECTION 3.27. Change in Control. Except as set forth in Section 3.27 of the Target Disclosure Schedule, copies of which have been delivered to Parent, neither the Target nor the Target Subsidiaries is a party to any Contract which contains a "change in control," "potential change in control" or similar provision and the consummation of the Transactions will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Target or the Target Subsidiaries to any Person.

         SECTION 3.28. Payments Resulting from Mergers. Except as set forth in
Section 3.28 of the Target Disclosure Schedule, copies of which have been delivered to Parent, neither the consummation nor announcement of any of the Transactions will result in any (i) material payment (whether of severance pay or otherwise) becoming due from Target or the Target Subsidiaries to any director, officer, employee or former employee thereof under (i) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan, agreement or understanding similar to any of the foregoing, or any "rabbi trust" or similar arrangement, or (ii) material benefit under any Plan being established or becoming accelerated, vested or payable.

         SECTION 3.29. State Takeover Statutes. The Board of Directors of Target has approved the terms of this Agreement and the Merger and the other Transactions, and such approval is sufficient to render inapplicable to the Merger and the other Transactions the provisions of Section 203 of the Delaware Law. To Target's Knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger or the other Transactions and no provision of the certificate of incorporation, bylaws or other governing instruments of Target (including the Certificates of Designations) or either of the Target Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Target and the Target Subsidiaries that may be acquired or controlled by Parent.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND PARENT SUB

         Except as set forth in the disclosure schedule delivered by Parent and Parent Sub to the Target and signed by the Target, Parent and Parent Sub for identification prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule"), which shall identify exceptions by specific section references, Parent and Parent Sub hereby, jointly and severally, represent and warrant to the Target that:

         SECTION 4.01. Corporate Organization and Qualification. Each of Parent and Parent Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Parent Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. Parent is not, and has not been within the two years immediately preceding the date of this Agreement, a subsidiary or division of another corporation, nor has Parent within such time owned, directly or indirectly, any shares of Target Common Stock.

         SECTION 4.02. Certificate of Incorporation and Bylaws. Parent has heretofore furnished or made available to the Target a complete and correct copy of the certificates of incorporation and bylaws of each of Parent and Parent Sub, each as amended to date. Neither Parent nor Parent Sub is in violation of any provision of its certificate of incorporation or bylaws.

         SECTION 4.03. Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, $0.01 par value, and 5,000,000 shares of preferred stock, $1.00 par value ("Parent Preferred Stock"). As of June 30, 1997, (a) 117,388,254 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 4,988,958 shares of Parent Common Stock were held in the treasury of Parent, (c) 9,414,142 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to Parent's stock option and restricted stock plans, and (d) no shares of Parent Preferred Stock were outstanding. The authorized capital stock of Parent Sub consists of 1,000 shares of Parent Sub Common Stock, of which, as of the date of this Agreement, one (1) share is issued and outstanding and held by Parent.

         SECTION 4.04. Authority Relative to This Agreement. Each of Parent and Parent Sub has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Parent Sub and the consummation by Parent and Parent Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Parent Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of the appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Parent Sub and, assuming the due authorization, execution and delivery of this Agreement by the Target, constitutes a legal, valid and binding obligation of each of Parent and Parent Sub enforceable against each of Parent and Parent Sub in accordance with its terms.

         SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, subject to, obtaining the Consents and permits and making the filings described in
Section 4.05(b) and Section 4.05(b) of the Parent Disclosure Schedule, (i) conflict with or violate the certificate of incorporation of either Parent or Parent Sub, (ii) conflict with or violate any Law applicable to Parent or Parent Sub or by which any property or asset of any of them is bound or affected, or (iii) result in any Breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Parent Sub or require the Consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, license, permit, franchise or other instrument to which Parent or Parent Sub is a party or by which Parent or Parent Sub or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent Parent or Parent Sub from performing their respective obligations under this Agreement and consummating the Transactions.

                 (b) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, require any Consent or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in Section 4.05(b) of the Parent Disclosure Schedule, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Parent and would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Parent Sub from performing their respective obligations under this Agreement.

         SECTION 4.06. Ownership of Parent Sub; No Prior Activities. (a) Parent Sub was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement.

                 (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Parent Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

         SECTION 4.07. [Intentionally Omitted]

         SECTION 4.08. [Intentionally Omitted]

         SECTION 4.09. [Intentionally Omitted]

         SECTION 4.10. [Intentionally Omitted]

         SECTION 4.11. [Intentionally Omitted]

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.01. Conduct of Business by the Target Pending the Merger. The Target covenants and agrees that, except as otherwise contemplated by this Agreement, unless Parent shall otherwise agree in writing, between the date of this Agreement and the Effective Time, (a) the business of the Target shall be conducted only in, and the Target shall not, and shall cause the Target Subsidiaries not to, take any action except in, the Ordinary Course of Business, (b) the Target shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Target and to preserve the current relationships of the Target with customers, suppliers and other persons with which the Target has significant business relationships, (c) Target shall keep in full force and effect liability and other insurance and bonds comparable in amount and scope of coverage to that currently maintained and described in Section 3.24 of the Target Disclosure Schedule, (d) Target shall not and shall not permit the Target Subsidiaries to engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.08 above or paragraph (e) below and Target shall not:

                          (i) amend or otherwise change its certificate of incorporation or bylaws;

                          (ii) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of capital stock of the Target of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including without limitation, any phantom interest), of the Target (except for (i) the issuance of shares of capital stock issuable pursuant to currently outstanding Target Options and rights pursuant to Plans or Other Benefit Obligations currently in effect on the date hereof and described in Section 3.10 of the Target Disclosure Schedule or (ii) the granting of Target Options pursuant to offer letters for employment outstanding on the date hereof for an aggregate of 65,500 shares of Target Stock), or (B) any of the Target's assets, except for sales in the Ordinary Course of Business;

                          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                          (iv) reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                          (v) (A) acquire (including without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, limited liability company, partnership, joint venture, other business organization or any division thereof or any assets, other than the acquisition of assets in the Ordinary Course of Business, (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances other than (I) indebtedness owed to Parent or (II) advances to employees or the Target Subsidiaries made in the Ordinary Course of Business, (C) enter into any Contract material to the business, results of operations or financial condition of the Target other than in the Ordinary Course of Business, (D) authorize any capital expenditure, other than capital expenditures set forth in Section 5.01(e)(v)(D) of the Target Disclosure Schedule or (E) enter into or amend any Contract with respect to any matter set forth in this subsection (v);

                          (vi) (A) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus (except bonuses under existing Target Plans in ordinary course of business consistent with past practices), to, or grant any severance or termination pay to, or enter into any employment or severance Contract with any director, officer or other employee or enter into any collective bargaining Contract, except in accordance with existing terms of the current Target Plan consistent with past practices or
                 (B) establish, adopt, enter into or amend any Plan or Other Benefit Obligation (as defined in Section 3.10) or trust or fund for the benefit of any director, officer or class of employees except as may be required by applicable Law;

                          (vii)   settle or compromise any pending or
                 Threatened litigation which is material or which relates to the Transactions contemplated hereby without the prior written consent of Parent, which consent shall not be unreasonably withheld;

                          (viii) grant or convey to any Person any rights, including, but not limited to, by way of sale, license or sub-license, in any of the Intellectual Property Assets;

                          (ix) enter into any Contract with any Person for the sale, licensing, development, marketing, distribution, manufacture or commercial exploitation of any of the Target Products or the Intellectual Property Assets, except in connection with the sale of Target Products made in the Ordinary Course of Business;

                          (x) abandon, or fail to pay any maintenance fees, or fail to renew any Intellectual Property Asset registration, or application for any of the foregoing, or license agreement, owned by the Target;.

                          (xi) (A) change any of its methods of accounting in effect at December 31, 1996 or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except, in the case of (A) or (B), as may be required by Law, the Internal Revenue Service or GAAP;

                          (xii) take any action or fail to take any action which to Target's Knowledge, would reasonably be expected to have a Target Material Adverse Effect prior to or after the Effective Time or would reasonably be expected to adversely effect the ability of the Target prior to the Effective Time, or Parent or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Authorities required to consummate the Transactions;

                          (xiii) exercise the right to cancel any of the Target Options for Messrs. Berger, Foley, Gonzalez or Rosen or any other employees of Target in exchange for cash as described in Section 13(d) of the 1995 Stock Option Plan and their stock option agreements with Target or take any action to accelerate the time or times at which a Target Option may be exercised in whole or in part; or

                          (xiv) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01. [Intentionally Omitted]

         SECTION 6.02. Target's Consent Solicitation. Target shall take all action necessary in accordance with Delaware Law and its certificate of incorporation (including its Certificates of Designation) and bylaws to prepare and circulate to its stockholders as promptly as practicable forms of written consent and related materials for the purpose of soliciting such Target Stockholders' approval of this Agreement, the Amendments and the Merger. Target shall use all commercially reasonable efforts to solicit from the Target Stockholders proxies in favor of the approval of this Agreement, the Amendments and the Merger and waivers by Target Stockholders holding Target Preferred Stock of liquidation rights, and shall take all other actions reasonably necessary or advisable to secure the vote or consent of Target Stockholders required by Delaware Law and the Target's certificate of incorporation (including the Certificates of Designations) to obtain such approvals (including unanimously recommending such approval). Target shall request the holders of Target Preferred Stock also to waive any liquidation rights provided for in Target's certificate of incorporation (including the Certificates of Designations).

         SECTION 6.03. Appropriate Action; Consents; Filings. (a) Target, Parent and Parent Sub shall use their Best Efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any Consents or other Governmental Authorizations required to be obtained or made by Parent or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including without limitation, the Merger, and
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) Delaware Law, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable Law; provided that Parent and Target shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Target and Parent shall use reasonable Best Efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the Transactions contemplated by this Agreement.

                 (b) (i) Each of Parent and Target shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially reasonable efforts to obtain any third party Consents (including those set forth in Section 3.05), (A) necessary to consummate the Transactions, (B) disclosed or required to be disclosed in Target Disclosure Schedule or the Parent Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

                          (ii) In the event that Parent or Target shall fail to obtain any third party Consent described in subsection
                 (b)(i) above, it shall use its Best Efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Target and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such Consent.

                 (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party of any pending, or to the Knowledge of the first party, Threatened Proceeding by or before any Governmental Authority or any other Person (i) challenging or seeking material Damages in connection with the Merger or the conversion of Target Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or Parent Sub to own or operate all or any portion of the businesses or assets of Target, which in either case is reasonably likely to have a Material Adverse Effect on Target prior to the Effective Time, or a Material Adverse Effect on Parent or Parent Sub (including the Surviving Corporation) after the Effective Time.

         SECTION 6.04. Access to Information; Confidentiality. Subject to the Non-Disclosure Agreement dated October 21, 1996 between Parent and Target (the "Non-Disclosure Agreement"), between the date of this Agreement and the Closing Date, Target will (a) afford Parent and its representatives and prospective lenders and their representatives full and free access to Target's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish Parent and its advisors with copies of all such Contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and its advisors with such additional financial, operating and other data and information as Parent may reasonably request.

         SECTION 6.05. No Solicitation. (a) Target shall not, directly or indirectly, negotiate with any Person other than Parent or Parent Sub with respect to the acquisition of Target or the shares of Target Stock and it will not, and will not permit any of its officers, directors, employees, agents or representatives (including without limitation, investment bankers, attorneys and accountants) ("Agents") to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals, (iii) enter into, or participate in, any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of Target or the Target Subsidiaries to or (v) afford any access to any of Target's or the Target Subsidiaries' properties, books and records to any Person in connection with any possible proposal relating to (x) the disposition of their respective businesses or substantially all or a significant portion of their assets, (y) the acquisition of equity or debt securities of Target or the Target Subsidiaries, or (z) the merger, share exchange or business combination, or similar acquisition transaction of or involving Target or the Target Subsidiaries (each of (x), (y) and (z), a "Takeover Proposal") with any Person other than Parent or Parent Sub; provided, however, that if at any time prior to the receipt of the votes of the Target Stockholders necessary to approve the Merger pursuant to Section 6.02, the Board of Directors of Target determines in good faith, based on the written advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Target Stockholders under Delaware Law, Target (and its Agents) may, in response to an unsolicited Takeover Proposal (a "Superior Proposal") that involves consideration to the Target Stockholders with a value that Target's Board of Directors reasonably believes, after receiving written advice from Target Banker, is superior to the consideration provided for in the Merger and after taking into consideration the liability in respect of the Transaction Fee, and subject to compliance with
Section 6.05(b), furnish information with respect to Target pursuant to a confidentiality agreement with terms substantially the same as the terms of the Confidentiality Agreement to any Person making such proposal and participate in negotiations regarding such proposal. Target shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Target with respect to any Takeover Proposal existing on the date hereof. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by Target, the Target Subsidiaries or any Agent of Target or the Target Subsidiaries, whether or not such Person is purporting to act on behalf of Target or the Target Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.05(a) by Target.

                 (b) In addition to the obligations of Target set forth in paragraph (a) of this Section 6.05, Target promptly shall advise Parent orally and in writing of any request for information or of any Takeover Proposal or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the identity of the Person making any such request, Takeover Proposal or inquiry and all the terms and conditions thereof. Target will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                 (c) Neither the Board of Directors of Target nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval (including, without limitation, either the Board of Directors' or any committee's resolution thereof providing for such approval) or recommendation by such Board of Directors or such committee of this Agreement or the Merger or (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal, except in connection with a Superior Proposal and then only at or after the termination of this Agreement pursuant to Section 8.01(f).

         SECTION 6.06. Obligations of Parent Sub. Parent shall take all action necessary to cause Parent Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

         SECTION 6.07. Public Announcements. (a) Each of Parent and Target shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement without the prior written consent of the other party, except as may be required by Law, and (b) prior to the Effective Time, Target will not issue any other press release or otherwise make any public statements regarding its business without the prior written consent of Parent, which consent shall not be unreasonably withheld.

         SECTION 6.08. Employee Matters. Parent shall be permitted, on and after the date hereof, to offer to and endeavor to enter into employment agreements at the Effective Time with the officers and employees of Target on terms reasonably satisfactory to Parent.

         SECTION 6.09. Further Action. At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such reasonable actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

         SECTION 6.10. Registration on Form S-8. Parent shall prepare and file with the SEC, and shall use its Best Efforts to cause to become effective, a registration statement on Form S-8 with respect to the shares of Parent Common Stock issuable upon exercise of the Substitute Options.

         SECTION 6.11. [Intentionally Omitted]

         SECTION 6.12. Unaudited Financial Information. Until the Effective Time, Target will cause to be prepared (and furnish to Parent) as promptly as possible on a monthly basis unaudited balance sheets, commencing with September 30, 1997, and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the respective one-month periods (such balance sheets, and related statements being collectively referred to in this Agreement as the "Unaudited Monthly Statements"). The Unaudited Monthly Statements will be prepared from the books and records of Target and will fairly present, in all material respects, the financial position of Target and the results of its operations and its cash flows as of and for the respective time periods in accordance with internal Target accounting methods and standards currently used.

         SECTION 6.13. [Intentionally Omitted]

         SECTION 6.14. Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would, or would reasonably be likely to, cause any condition to the obligations of any party to effect the Merger and the other Transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would, or would reasonably be likely to, result in any condition to the obligations of any party to effect the Merger and the other Transactions contemplated by this Agreement not to be satisfied. No disclosure by any party pursuant to this Section 6.14 will be deemed to amend or supplement either the Target Disclosure Schedule or the Parent Disclosure Schedule or prevent or cure any inaccuracy or Breach of representation or warranty, or Breach of any covenant or obligation hereunder.

         SECTION 6.15. [Intentionally Omitted]

         SECTION 6.16. Consent Agreements. Target shall cause each director and officer of Target to execute and deliver to Parent and, with respect to the Target Stockholders listed on Section 6.16 of the Target Disclosure Schedule, use its Best Efforts to deliver or cause to be delivered, by the date of this Agreement, consent agreements and irrevocable proxies in the forms annexed hereto as Exhibit B (the "Consent Agreements"), agreeing, among other things, to vote or execute written consents in favor of the Merger.

         SECTION 6.17. DSC Special Celcore Incentive Plan. As of the Effective Time, Parent shall adopt the DSC Special Celcore Incentive Plan in the form annexed hereto as Exhibit E.

                                  ARTICLE VII

                       CONDITIONS PRECEDENT TO THE MERGER

         SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Target, Parent and Parent Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                 (a)      [Intentionally Omitted]

                 (b) Stockholder Approval. This Agreement, the Amendments and the Transactions contemplated hereby shall have been approved and adopted by the affirmative vote or by written consent of the Target Stockholders in accordance with Delaware Law and the Target's certificate of incorporation (including the Certificates of Designations) and bylaws and the rules of the NASD and the Target Stockholders holding Target Preferred Stock shall have waived the liquidation rights provided for in the Target's certificate of incorporation (including the Certificates of Designations).

                 (c) No Challenge. There shall not be pending any Proceeding by any Governmental Authority (i) challenging or seeking material Damages in connection with the Merger or the conversion of Target Stock into the Merger Consideration or (ii) seeking to restrain or prohibit the consummation of the Merger or the Transactions or otherwise limiting the right of Parent or its subsidiaries to own or operate all or any portion of the business or assets of the Target at and after the Effective Time.

                 (d) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other Transactions contemplated herein.

                 (e)      [Intentionally Omitted]

                 (f) HSR. Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

                 (g) Other Approvals. All Consents and waivers required to be obtained, which are set forth in Section 7.01(g) of the Target Disclosure Schedule, and all filings or notices required to be made, by Parent, Parent Sub and/or the Target prior to consummation of the Transactions (other than filing an appropriate Certificate of Merger with the Secretary in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Authorities.

                 (h)      [Intentionally Omitted]

         SECTION 7.02. Conditions to the Obligations of Parent and Parent Sub. Each of Parent's and Parent Sub's obligations to consummate the Merger and to take the other actions required to be taken by each of Parent and Parent Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent and Parent Sub, in whole or in part):

                 (a) Accuracy of Representations. Each of the representations and warranties of Target contained in this Agreement, without giving effect to any update to the Target Disclosure Schedule under Section 6.14, shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct) as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Target to that effect.

                 (b) Target's Performance. All of the covenants and obligations that Target is required to perform or to comply with pursuant to this Agreement at or prior to the Effective Time (considered collectively), and each of those covenants and obligations (considered individually), must have been duly performed and complied in all material respects with and each document required to be delivered must have been delivered.

                 (c) Consents. Target shall have obtained the Consent of each other Person whose Consent shall be required in connection with the Merger under all loan or credit arrangements, notes, mortgages, indentures, leases or other Contracts to which Target is a party other than Consents which the failure to obtain would not have a Material Adverse Effect on Target or Parent.

                 (d)      [Intentionally Omitted]

                 (e) Opinion of Counsel. Parent shall have received from Powell, Goldstein, Frazer and Murphy LLP one or more opinions dated the Closing Date, in form and substance reasonably satisfactory to Parent, covering the matters set forth in the form of opinion attached hereto as Exhibit C.

                 (f)      [Intentionally Omitted]

                 (g) Target Material Adverse Effect. After the date hereof, there shall not have been a Target Material Adverse Effect, it being understood that the matters described in the Target Disclosure Schedule as of the date hereof (but not thereafter updated pursuant to Section 6.14 hereof) shall not be deemed a Target Material Adverse Effect for purposes of this Section. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Target to that effect.

                 (h) Dissenting Shareholders and Fractional Shares; Waiver of Liquidation Rights. The Target Stockholders approve the Merger, the Amendments and the Transactions contemplated hereby and shares of Target Stock representing, in the aggregate, not more than ten percent (10%) of the outstanding shares of Target Stock are subject to claims for dissenter's rights as provided for under Delaware Law. The Target Stockholders holding Target Preferred Stock shall have waived any rights to receive cash or other property upon a liquidation of the Target as provided in any of the Certificates of Designations.

         SECTION 7.03. Conditions to the Obligations of Target. Target's obligation to consummate the Merger and to take the other actions required to be taken by the Target at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Target, in whole or in part):

                 (a) Accuracy of Representations. Each of the representations and warranties of Parent and Parent Sub contained in this Agreement, without giving effect to any update to the Parent Disclosure Schedule under Section 6.14, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct) as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct) as of such date. Target shall have received a certificate of an executive officer of each of Parent and Parent Sub, respectively, to that effect.

                 (b) Parent's and Parent Sub's Performance. All of the covenants and obligations that each of Parent and Parent Sub is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                 (c) Opinion of Counsel. Target shall have received from Baker & McKenzie one or more opinions dated the Closing Date, in form and substance reasonably satisfactory to Target, covering the matters set forth in the form of opinion attached hereto as Exhibit D.

                 (d)      [Intentionally Omitted]

                                  ARTICLE VIII

                                  TERMINATION

         SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

                 (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent, Parent Sub and Target;

                 (b) by either Parent or Target, if either (i) the Effective Time shall not have occurred on or before January 31, 1998 (or such later date as shall have been agreed to in writing by Parent and Target); provided, however, that the right to terminate this Agreement under this
Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03(a);

                 (c) by either Parent or Target, if (i) the Target Stockholders shall have failed to approve and adopt this Agreement, the Merger and other Transactions at a meeting duly convened therefor, or (ii) the condition precedent under Section 7.02(i) has not been fulfilled;

                 (d) by Parent, upon a Breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, or if any representation or warranty of Target is not true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct), in either case such that the conditions set forth in Sections 7.02(a) and (b) would not be satisfied, other than a Breach that would not have a Material Adverse Effect on Target (a "Terminating Target Breach"); provided, however, that, if such Terminating Target Breach is curable by the Target through the exercise of its Best Efforts and for so long as the Target continues to exercise such Best Efforts, Parent may not terminate this Agreement under Section 8.01(d); or

                 (e) by Target, upon Breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent is not true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct), in either case such that the conditions set forth in Sections 7.03(a) and (b) would not be satisfied, other than a Breach that would not have a Material Adverse Effect on Parent ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of its Best Efforts and for so long as Parent continues to exercise such Best Efforts, the Target may not terminate this Agreement under this Section 8.01(e); or

                 (f)      by Parent, if the Board of Directors of Target shall
(i) withdraw its recommendation to the Target Stockholders to approve the Merger, or (ii) have recommended to the Target Stockholders any Business Combination Transaction (as defined below) or resolved to do so.

         SECTION 8.02. Fees and Expenses. (a) Target shall pay Parent a fee (a "Transaction Fee") of $5,000,000, less any Specified Expenses (as defined below) previously paid, if this Agreement is terminated pursuant to (i) Section 8.01(c) and any Business Combination Transaction is thereafter consummated within twelve (12) months of such termination or (ii) Section 8.01(f). As used herein, the term "Business Combination Transaction" shall mean any of the following involving Target: (A) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Transactions); (B) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of Target and the Target Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (C) the acquisition by a Person or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of the shares of Target Stock, considered as a whole, whether by tender offer, exchange offer or otherwise.

                 (b) Parent shall be entitled to receive its Specified Expenses (but not the Transaction Fee) up to $1,000,000 in immediately available funds in the event that this Agreement is terminated pursuant to
Section 8.01(d) and one-half (1/2) of its Specified Expenses up to $500,000 in immediately available funds in the event the Agreement is terminated pursuant to Section 8.01(c). Target shall be entitled to receive its Specified

Expenses up to $500,000 in immediately available funds in the event that this Agreement is terminated pursuant to Section 8.01(e).

                 (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, all obligations of the parties hereto shall terminate except the obligations of the parties pursuant to this Section 8.02 and Sections 6.07, 10.01, 10.02, 10.03, 10.05, 10.08,
10.12, 10.13, 10.14 and 10.15 and pursuant to the Confidentiality Agreement. No termination of this Agreement pursuant to Section 8.01(d) or 8.01(e) shall prejudice the ability of a non-breaching party from seeking Damages to which such party would otherwise be entitled from any other party for any breach of this Agreement including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Notwithstanding the foregoing, if Parent is required to file suit to seek the Transaction Fee or either Parent or the Target is required to file suit to seek its Specified Expenses, and such party ultimately succeeds on the merits, the party shall be entitled to all cost and expenses, including attorneys' fees, which it has incurred in enforcing its rights under this Section 8.02.

                 (d) As used herein, "Specified Expenses" means all reasonable out-of-pocket expenses and fees actually incurred by a Person or on its behalf in connection with the Transactions prior to the termination of this Agreement (including without limitation, all reasonable fees and expenses of counsel, financial advisors, banks or other entities providing financing to such Person (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to such Person and its affiliates, all SEC or HSR Act related filing fees, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith. Specified Expenses shall not include compensation of employees of Parent or Target.

         SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the Target Stockholders, no amendment may be made which would violate Delaware Law. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                           ESCROW AND INDEMNIFICATION

         SECTION 9.01. Survival of Representations and Warranties. All of Target's representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement (including without limitation, the Target Disclosure Schedule) relating to the Intellectual Property Assets of Target, including without limitation pursuant to Sections 3.09, 3.12 and 3.20 shall survive the Merger and continue until 5:00 p.m., Dallas, Texas time, one year following the Closing Date, (the "Expiration Date"). Except as provided in the immediately preceding sentence, none of the Target's representations, warranties, covenants, and agreements shall survive the Closing Date. None of Parent's representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement (including without limitation, the Parent Disclosure Schedule) shall survive the Merger.

         SECTION 9.02. Parent Escrow Arrangements.

                 (a) Parent Escrow Fund. At the Effective Time the Target Stockholders (except Target Stockholders, in respect of Dissenting Shares) will be deemed to have received and deposited with the Escrow Agent (as defined below) that amount of the Merger Consideration that is equal to their proportionate share of the Parent Escrow Amount (which shall not include that portion of the Parent Escrow Amount which is allocated for contribution by holders of Target Options assumed by Parent). As soon as practicable after the Effective Time, the Parent Escrow Amount, without any act of any Target Stockholder, will be deposited with an institution designated by Parent and reasonably acceptable to the Representative (as defined in Section 9.02(g) below)) as escrow agent (the "Escrow Agent"). The Parent Escrow Amount as increased or reduced by any earnings or losses thereon, together with other shares deposited in respect of Target Options assumed by Parent and exercised between the Effective Time and the Expiration Date, plus a proportionate share of any additional shares as may be issued in respect of such shares upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time and prior to the Expiration Date, shall constitute an escrow fund (the "Parent Escrow Fund") and shall be governed by the terms set forth herein and in an escrow agreement to be agreed upon by the parties and to be entered into by and among, Parent, the Representative and the Escrow Agent (the "Parent Escrow Agreement"). The portion of the Parent Escrow Amount contributed on behalf of each Target Stockholder shall be in proportion to the aggregate amount of the Merger Consideration which such holder would otherwise be entitled to receive under Section 2.01, plus the number of Target Options subject to adjustment under this Section 9.02 and Section 2.04(a)(iv). Upon the exercise of any Target Option between the Effective Time and the Expiration Date, five percent (5%) of the shares of Parent Common Stock issued upon such exercise shall be added and deposited to the Parent Escrow Fund upon such exercise, and at the expiration of the Escrow Period (as defined in Section 9.02(b)), any Target Options not so exercised as of the expiration of the

Escrow Period shall be adjusted in accordance with Section 2.04(a)(iv). The Parent Escrow Fund shall be the sole and exclusive remedy available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses"), incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly as a result of any inaccuracy or Breach of a representation, warranty, covenant or agreement of Target contained in this Agreement (without regard to any update or modification of the Target Disclosure Schedule following the date of this Agreement), or any instrument delivered pursuant to this Agreement relating to the Intellectual Property Assets of Target, including without limitation pursuant to Sections 3.09, 3.12 and 3.20. Parent shall act in good faith and in a commercially reasonable manner to mitigate all Losses it may suffer. Parent may not receive any cash or shares from the Parent Escrow Fund (and no adjustment shall be made pursuant to Section 2.04(a)(iv)) unless and until Officer's Certificates (as defined in Section 9.02(d) below) identifying Losses have been delivered to the Escrow Agent as provided in Section 9.02(e); in such case, Parent may recover from the Parent Escrow Fund Losses to Parent (and adjustment may be made pursuant to Section 2.04(a)(iv)).

                 (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Parent Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Texas time, on the Expiration Date (the "Escrow Period"). On the Expiration Date any remaining cash and shares comprising the Parent Escrow Fund less any Loss shall be released from the Parent Escrow Fund and distributed to the Target Stockholders and those individuals who have on or prior to the Expiration Date exercised the Target Options assumed by Parent (the "Escrow Release"). Notwithstanding the above, no Escrow Release shall occur and the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Representative and the subsequent arbitration of the matter in the manner provided in Section 9.02(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the contemplated date of the Escrow Release or the termination of the Escrow Period, as the case may be, each as specified in an Officer's Certificate delivered to the Escrow Agent prior to the contemplated date of an Escrow Release or termination of the Escrow Period, as appropriate. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Target Stockholders the amount which is subject to an Escrow Release or at the end of the Escrow Period, as appropriate the remaining portion of the Parent Escrow Fund not required to satisfy such claims. Deliveries pursuant to this Section 9.02(b) of cash from the Parent Escrow Fund to the Target Stockholders and shares of Parent Common Stock from the Parent Escrow Fund to those individuals who have exercised Target Options between the Effective Time and the Expiration Date shall be made in proportion to their respective original contributions to the Parent Escrow Fund.

                 (c)      Protection of Parent Escrow Fund.

                          (i) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Parent Escrow Fund which have not been released from the Parent Escrow Fund shall be added to the Parent Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Parent Escrow Fund shall not be added to the Parent Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Parent Escrow Fund and not distributed to the record holders thereof.

                          (ii) Each Target Stockholder and each individual who, prior to the Expiration Date, has exercised the Target Options assumed by Parent shall have voting rights with respect to the shares of Parent Common Stock contributed to the Parent Escrow Fund by such party (and on any voting securities added to the Parent Escrow Fund in respect of such shares of Parent Common Stock).

                 (d)      Claims Upon Parent Escrow Fund.

                          (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period, as appropriate, of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Loss included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, Breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.02(e) hereof, deliver to Parent out of the Parent Escrow Fund, as promptly as practicable, cash and shares of Parent Common Stock held in the Parent Escrow Fund in an amount equal to such Losses.

                          (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Parent Escrow Fund pursuant to Section 9.02(d)(i) hereof, the shares of Parent Common Stock and the adjustment to the number of Target Options issuable under Section 2.04(a)(iv) shall be valued at the average of the reported last sale price of a share of Parent Common Stock as reported by Nasdaq for the 10 consecutive trading days ending immediately preceding the second trading day before the date such determination is made. Parent and the Representative shall certify such value in a certificate signed by both Parent and the Representative, and shall deliver such certificate to the Escrow Agent.

                          (iii) Notwithstanding the foregoing, Parent shall not be entitled to make a claim for payment of Losses under this Section 9.02(d) until Parent has suffered Losses of $100,000 in the aggregate and thereafter Parent shall be entitled to indemnification for all Losses without regard to such $100,000 threshold.

                 (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by Parent to the Representative and for a period of thirty
(30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any cash or shares from the Parent Escrow Fund pursuant to Section 9.02(d) hereof unless the Escrow Agent shall have received written authorization from the Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of cash and shares of Parent Common Stock from the Parent Escrow Fund in accordance with Section 9.02(d) hereof, provided that no such payment or delivery may be made if the Representative shall object in a written statement (the "Representative Agent Notice") to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent, with a copy to Parent, prior to the expiration of such thirty (30) day period.

                 (f)      Resolution of Conflicts; Arbitration.

                          (i) In case the Representative shall so object in writing to any claim or claims made in any Officer's Certificate, the Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute cash and shares of Parent Common Stock from the Parent Escrow Fund in accordance with the terms thereof.

                          (ii)    If no such agreement is reached within thirty
                 (30) days following receipt by the Escrow Agent of the Representative Agent Notice, either Parent or the Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.02(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Parent Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York under the American Arbitration Association rules then in effect. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                 (g)      Representative of the Stockholders; Power of
Attorney.

                          (i) At the Effective Time, and without further act of any party, Robert P. Goodman shall be appointed as agent and attorney-in-fact (the "Representative") for each Target Stockholder (except such Target Stockholders, if any, as shall have perfected their appraisal rights under Delaware
                 Law) and each holder of Target Options, for and on behalf of Target Stockholders and the holders of the Target Options, to give and receive notices and communications, to authorize delivery to Parent of cash and shares of Parent Common Stock from the Parent Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Representative for the accomplishment of the foregoing. Such agency may be changed by the Target Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Representative may not be removed unless holders of at least a majority in interest of the Parent Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Representative may be filled by approval of the holders of a majority in interest of the Parent Escrow Fund. No bond shall be required of the Representative, and the Representative shall not receive compensation for his or her services. Notices or communications to or from the Representative relating to the Parent Escrow Fund shall constitute notice to or from each of the Target Stockholders.

                          (ii) The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith. The Target Stockholders on whose behalf the Parent Escrow Amount was contributed to the Parent Escrow Fund shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

                 (h) Actions of the Representative. A decision, act, consent or instruction of the Representative relating to the Parent Escrow Fund shall constitute a decision of all Target Stockholders (except such Target Stockholders if any, as shall have perfected appraisal rights under Delaware
Law) and all holders of Target Options assumed by Parent, and shall be final, binding and conclusive upon each of such Target Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each such Target Stockholder and each such holder of Target Options. In the absence of bad faith, the Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

                 (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Parent Escrow Fund, Parent shall notify the Representative of such claim, and the Representative, as representative for the Target Stockholders and the holders of the Target Options, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Representative, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Parent Escrow Fund. In the event that the Representative has consented to any such settlement and acknowledged that the claim is a valid claim against the Parent Escrow Fund, the Representative shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Parent against the Parent Escrow Fund with respect to such settlement.

         SECTION 9.03. Representative Escrow Arrangements.

                 (a) Representative Escrow Fund. At the Effective Time the Target Stockholders (except Target Stockholders, in respect of Dissenting Shares) will be deemed to have received and deposited with the Escrow Agent that amount of the Merger Consideration that is equal to their proportionate share of the Representative Escrow Amount. As soon as practicable after the Effective Time, the Representative Escrow Amount, without any act of any Target Stockholder, will be deposited with the Escrow Agent. The Representative Escrow Amount as increased or reduced by any earnings or losses thereon, together with other shares deposited in respect of Target Options assumed by Parent and exercised between the Effective Time and the Expiration Date, plus a proportionate share of any additional shares as may be issued in respect of such shares upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time and prior to the Expiration Date, shall constitute an escrow fund (the "Representative Escrow Fund") and shall be governed by the terms set forth herein and in an escrow agreement to be agreed upon by the parties and to be entered into by and between the Representative and the Escrow Agent (the "Representative Escrow Agreement"). The portion of the Representative Escrow Amount contributed on behalf of each Target Stockholder shall be in proportion to the aggregate amount of the Merger Consideration which such holder would otherwise be entitled to receive under
Section 2.01, plus the number of Target Options subject to adjustment under this Section 9.03 and Section 2.04(a)(iv). Upon the exercise of any Target Option between the Effective Time and the Expiration Date, three hundred and thirty-three one-thousandths percent (.333%) of the shares of Parent Common Stock issued upon such exercise shall be added and deposited to the Representative Escrow Fund upon such exercise, and at the expiration of the Escrow Period, any Target Options not so exercised as of the expiration of the Escrow Period shall be adjusted in accordance with Section 2.04(a)(iv). The Representative Escrow Fund shall be used to pay for the costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Representative Expense" and collectively "Representative Expenses"), incurred by Representative in performing his or her obligations under this Article IX.

                 (b) Representative Escrow Period; Distribution Upon Termination of Representative Escrow Period. Subject to the following requirements, the Representative Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Texas time, on the Expiration Date (the "Representative Escrow Period"). On the Expiration Date any remaining cash and shares comprising the Representative Escrow Fund less any additional Representative Expenses shall be released from the Representative Escrow Fund and distributed to the Target Stockholders (the "Representative Escrow Release"). Notwithstanding the above, no Representative Escrow Release shall occur and the Representative Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Representative to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the contemplated termination of the Representative Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Target Stockholders the amount which is subject to a Representative Escrow Release and the remaining portion of the Representative Escrow Fund not required to satisfy such claims. Deliveries pursuant to this Section 9.03(b) of cash from the Representative Escrow Fund to the Target Stockholders and shares of Parent Common Stock from the Parent Escrow Fund to those individuals who have exercised Target Options between the Effective Time and the Expiration Date shall be made in proportion to their respective original contributions to the Representative Escrow Fund.

                 (c)      Protection of Representative Escrow Fund.

                          (i) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Representative Escrow Fund which have not been released from the Representative Escrow Fund shall be added to the Representative Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Representative Escrow Fund shall not be added to the Representative Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Representative Escrow Fund and not distributed to the record holders thereof.

                          (ii) Each Target Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Representative Escrow Fund by such party (and on any voting securities added to the Representative Escrow Fund in respect of such shares of Parent Common Stock).

                 (d)      Claims Upon Representative Escrow Fund.

                          (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Representative Escrow Period, as appropriate, of a certificate signed by the Representative stating that Representative has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Representative Expenses, the Escrow Agent shall deliver to Representative out of the Representative Escrow Fund, as promptly as practicable, cash and shares of Parent Common Stock held in the Representative Escrow Fund in an amount equal to such Representative Expenses.

                          (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Representative out of the Representative Escrow Fund pursuant to Section 9.03(d)(i) hereof, the shares of Parent

                 Common Stock shall be valued at the last reported sale price of a share of Parent Common Stock as reported by Nasdaq on the date such determination is made.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01. Expenses. Except as set forth in Sections 6.01 and 8.02, each party to this Agreement will bear its respective costs and expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Parent will pay the HSR Act filing fee. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         SECTION 10.02. Confidentiality. In addition to the obligations set forth in the Non-Disclosure Agreement between the date of this Agreement and the Closing Date, Parent and the Target will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Target in connection with this Agreement or the Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transactions, or (c) the furnishing or use of such information is required by Proceedings. If the Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         SECTION 10.03. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Target:

         Celcore, Inc.
         3800 Forest Hill-Irene Road
         Memphis, Tennessee 38125
         Attention: Robert P. Goodman
         Facsimile No.: (901) 624-4118

         with a copy to:

         Powell, Goldstein, Frazer and Murphy, LLP
         Sixteenth Floor
         191 Peachtree Street, N.E.
         Atlanta, Georgia 30303-1740
         Attention: G. William Speer
         Facsimile No.    (404) 571-6999

         Parent and Parent Sub:

         DSC Communications Corporation
         1000 Coit Road
         Plano, Texas 75075
         Attention: General Counsel
         Facsimile No.: (972) 519-2321

         with a copy to:

         Baker & McKenzie
         4500 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas 75201
         Attention: Daniel W. Rabun
         Facsimile No.: (214) 978-3099

         Representative:

         Robert P. Goodman
         1013 Cove Road
         Mamaroneck, New York 10543
         Facsimile No.: (914) 777-2639

         SECTION 10.04. Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         SECTION 10.05. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, but the Confidentiality Agreement shall be deemed to be a part of this Agreement and is hereby incorporated by reference.

         SECTION 10.06. Target Disclosure Schedule.

                 (a) The disclosures in the Target Disclosure Schedule relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                 (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Target Disclosure Schedule (other than an exception expressly set forth as such in the Target Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         SECTION 10.07. Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties (whether by operation of Law or otherwise) except that Parent may assign any of its rights under this Agreement to any subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         SECTION 10.08. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         SECTION 10.09. Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         SECTION 10.10. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         SECTION 10.11. Incorporation of Schedules. The Target Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         SECTION 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 10.13. Waiver of Jury Trial. Each of Parent, the Target and Parent Sub hereby irrevocably waives all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, the Target or Parent Sub in the negotiation, administration, performance and enforcement thereof.

         SECTION 10.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the rules of conflicts of law thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any court sitting in the City of Wilmington, Delaware and each of the parties consents to the jurisdiction of such courts in any such Proceeding and waives any objection to venue laid therein.

         SECTION 10.15. Certain Definitions. For purposes of this Agreement:

         "Affiliate" of a specified person shall mean a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

         "Average Trading Price" shall mean the average of the reported last sale prices of a share of Parent Common Stock on the Nasdaq as reported by Nasdaq for the 10 consecutive trading days ending immediately preceding the second trading day before the date of the Effective Time.

         "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible but without the necessity of making payments to third parties to procure consents, approvals or similar requirements.

         "Breach" shall mean a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         "business day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

         "Code" shall mean the United States Internal Revenue code of 1986, as amended.

         "Consent" shall mean any approval, consent, ratification, waiver, or other authorization of third parties (excluding any Governmental
Authorization).

         "Contract" shall mean any agreement, contract, lease, obligation, commitment, arrangement, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

         "Exchange Ratio" shall mean a fraction, the numerator of which is eight (8) and the denominator of which is the Average Trading Price.

         "GAAP" shall mean generally accepted United States accounting principles.

         "Governmental Authorization" shall mean any franchises, grants, approval, license, permit, easements, variances, exceptions, certificates, approvals, orders, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

         "Knowledge:" an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                 (a) such individual is actually aware of such fact or other matter; or

                 (b) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting reasonable inquiries.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, key employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Law" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, judgment, decree, statute, or treaty.

         "Nasdaq" shall mean the NASDAQ National Market.

         "Order" shall mean any award, decision, decree, determination, injunction, judgment, order, consent decree, ruling, subpoena, writ or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

         "Ordinary Course of Business:" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                 (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                 (b) such action is not required under law to be authorized by the board of directors of such Person; and

                 (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Parent Common Stock" shall mean the common stock, par value $0.01 per share of Parent, including any preferred stock purchase rights issuable pursuant to the Rights Agreement, dated April 25, 1996 between Parent and KeyCorp Shareholder Services, Inc. as rights agent, or any other purchase right issued in substitution thereof.

         "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Subsidiary" or "subsidiaries" of any Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Threatened:" a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         SECTION 10.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


DSC COMMUNICATIONS                         CELCORE, INC.:
CORPORATION:

By: /s/ James L. Donald                    By: /s/ Robert P. Goodman
   ------------------------------             --------------------------------
   James L. Donald, Chairman of               Robert P. Goodman, Chairman of
    the Board, President and Chief             the Board and Chief Executive
    Executive Officer                          Officer

CI ACQUISITION COMPANY:


By: /s/ James L. Donald
   ------------------------------
   James L. Donald, Chairman of
    the Board, President and
    Chief Executive Officer

                                DEFINED TERMS

Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Average Trading Price . . . . . . . . . . . . . . . . . . . . .  57
Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . .  57
Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . . . .  11
Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Business Combination Transaction  . . . . . . . . . . . . . . .  44
business day  . . . . . . . . . . . . . . . . . . . . . . . . .  58
Certificate of Designation  . . . . . . . . . . . . . . . . . .  10
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . 2
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
control . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . 8
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . 2
Environmental Claims  . . . . . . . . . . . . . . . . . . . . .  24
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . .  24
Environmental Permits . . . . . . . . . . . . . . . . . . . . .  24
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . .  13
Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  46
Escrow Period . . . . . . . . . . . . . . . . . . . . . . . . .  47
Escrow Release  . . . . . . . . . . . . . . . . . . . . . . . .  47
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . .  11
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . 4
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . .  58
Expiration Date . . . . . . . . . . . . . . . . . . . . . . . .  46
Financial Statements  . . . . . . . . . . . . . . . . . . . . .  12
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Governmental Authority  . . . . . . . . . . . . . . . . . . . .  11
Governmental Authorization  . . . . . . . . . . . . . . . . . .  58
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . .  23
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Indemnification Agreements  . . . . . . . . . . . . . . . . . .  29
Intellectual Property Assets  . . . . . . . . . . . . . . . . .  19
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . 9
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . 3
Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . .  13
Nasdaq  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
New Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Non-Disclosure Agreement  . . . . . . . . . . . . . . . . . . .  37
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Officer's Certificate . . . . . . . . . . . . . . . . . . . . .  48
Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Ordinary Course of Business . . . . . . . . . . . . . . . . . .  59
Other Benefit Obligations . . . . . . . . . . . . . . . . . . .  13
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . .  59
Parent Disclosure Schedule  . . . . . . . . . . . . . . . . . .  30
Parent Escrow Agreement . . . . . . . . . . . . . . . . . . . .  46
Parent Escrow Amount  . . . . . . . . . . . . . . . . . . . . . . 5
Parent Escrow Fund  . . . . . . . . . . . . . . . . . . . . . .  46
Parent Preferred Stock  . . . . . . . . . . . . . . . . . . . .  31
Parent Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Parent Sub Common Stock . . . . . . . . . . . . . . . . . . . . . 4
Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . .  13
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Plan Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . .  13
Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Proprietary Rights Agreement  . . . . . . . . . . . . . . . . .  18
Qualified Plan  . . . . . . . . . . . . . . . . . . . . . . . .  13
Representative  . . . . . . . . . . . . . . . . . . . . . . . .  50
Representative Agent Notice . . . . . . . . . . . . . . . . . .  49
Representative Escrow Agreement . . . . . . . . . . . . . . . .  52

Representative Escrow Amount  . . . . . . . . . . . . . . . . . . . 5
Representative Escrow Fund  . . . . . . . . . . . . . . . . . . .  52
Representative Escrow Period  . . . . . . . . . . . . . . . . . .  52
Representative Escrow Release . . . . . . . . . . . . . . . . . .  52
Representative Expense  . . . . . . . . . . . . . . . . . . . . .  52
Representative Expenses . . . . . . . . . . . . . . . . . . . . .  52
Rights in Mask Works  . . . . . . . . . . . . . . . . . . . . . .  19
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . .  11
Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . 3
Series B Preferred Stock  . . . . . . . . . . . . . . . . . . . . . 3
Series C Preferred Stock  . . . . . . . . . . . . . . . . . . . . . 3
Series D Preferred Stock  . . . . . . . . . . . . . . . . . . . . . 3
Specified Expenses  . . . . . . . . . . . . . . . . . . . . . . .  45
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Substitute Option . . . . . . . . . . . . . . . . . . . . . . . . . 7
Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . .  37
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . 1
Takeover Proposal . . . . . . . . . . . . . . . . . . . . . . . .  37
Target  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Target Banker . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Target Common Stock . . . . . . . . . . . . . . . . . . . . . . . . 3
Target Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . 8
Target Options  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Target Other Benefit Obligation . . . . . . . . . . . . . . . . .  14
Target Permits  . . . . . . . . . . . . . . . . . . . . . . . . .  11
Target Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Target Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . 3
Target Products . . . . . . . . . . . . . . . . . . . . . . . . .  25
Target Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Target Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . 6
Target Stockholders . . . . . . . . . . . . . . . . . . . . . . . . 1
Target Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 8
Target VEBA . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Terminating Parent Breach . . . . . . . . . . . . . . . . . . . .  44
Terminating Target Breach . . . . . . . . . . . . . . . . . . . .  44
Threatened  . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Title IV Plans  . . . . . . . . . . . . . . . . . . . . . . . . .  14
Trade Secrets . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Transaction Fee . . . . . . . . . . . . . . . . . . . . . . . . .  44
Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Unaudited Monthly Statements  . . . . . . . . . . . . . . . . . .  39
VEBA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Welfare Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                   EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                             CI ACQUISITION COMPANY

                                   ARTICLE I

         The name of the corporation is CI Acquisition Company (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($.01) per share.

                                   ARTICLE V

         The powers of the incorporator are to terminate upon the filing of this certificate of incorporation, and the name and mailing address of the persons who are to serve as the board of directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

         Names of Directors                Mailing Address
         ------------------                ---------------
         James L. Donald                   DSC Communications Corporation
                                           1000 Coit Road
                                           Plano, Texas 75075

         Gerald F. Montry                  DSC Communications Corporation
                                           1000 Coit Road
                                           Plano, Texas 75075

         George Brunt                      DSC Communications Corporation
                                           1000 Coit Road
                                           Plano, Texas 75075


                                   ARTICLE VI

         Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                  ARTICLE VII

         The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

                                  ARTICLE VIII

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

         A director of the Corporation or any director of a predecessor corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Each director and officer of this corporation and any predecessor corporation shall be indemnified to the full extend permitted under Section 145 of the General Corporation Law of the State of Delaware. Any repeal or modification of this
Article IX by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

         The name and mailing address of the incorporator is as follows:

         Name                   Mailing Address
         ----                   ---------------
         Daniel W. Rabun        Baker & McKenzie
                                4500 Trammell Crow Center
                                2001 Ross Avenue
                                Dallas, Texas 75201

         The undersigned incorporator under penalties of perjury hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.



                                            -------------------------------
                                            Daniel W. Rabun

                                   EXHIBIT B

                               CONSENT AGREEMENT

         This Consent Agreement ("Agreement") is made and entered into as of ________ ___, 1997 by and between DSC Communications Corporation, a Delaware corporation ("Parent"), and the undersigned director, executive officer, or affiliate of Celcore, Inc., a Delaware corporation ("Target").

                                    RECITALS

         A. Parent, Target and CI Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Parent Sub"), contemplate entering into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Parent Sub with and into Target (the "Merger"), pursuant to which Target will become a wholly-owned subsidiary of Parent.

         B. Capitalized terms used herein and not defined have the meaning for them set forth in the Merger Agreement.

         C. The stockholder named on the signature page hereof (the "Stockholder") is the beneficial holder of record of the number and class of shares of the outstanding Target Stock, as is indicated on the final page of this Agreement (the "Shares"). In connection with the Merger, Parent will acquire the Stockholder's entire equity interest in Target and the Stockholder will receive in exchange the Merger Consideration in accordance with the terms of the Merger Agreement. In consideration of and in order to induce the execution of the Merger Agreement by Parent, the Stockholder agrees not to sell or otherwise dispose of any shares of Target Stock held by the Stockholder and to vote the Shares so as to facilitate consummation of the Merger as more fully described below.

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

         1. Agreement to Retain Shares. The Stockholder agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or to make any offer or agreement relative thereto at any time prior to the Expiration Date. The "Expiration Date" shall mean the earlier of (a) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (b) the date on which the Merger Agreement shall be terminated pursuant to the Merger Agreement.

         2. Agreement to Vote Shares; Waiver of Liquidation Rights and Appraisal Rights. At any meeting of the Target Stockholders called with respect to any of the following, and at any adjournment thereof, and on every action by written consent of the Target Stockholders with respect to any of the following, the Stockholder shall vote the Shares in favor of approval of (i) the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) the payments under the employment agreements for Messrs. Berger, Foley, and Gonzalez which are being entered into with such individuals in connection with the Merger, (iii) the waiver of any rights to receive cash or other property upon a liquidation of Target as provided in the certificate of incorporation of Target or in any of the Certificates of Designations in respect of any Target Preferred Stock and (iv) the amendments to the Target's certificate of incorporation (including its Certificates of Designations), as contemplated by Annex B to this Agreement. The Stockholder, as the holder of voting stock of Target shall be present in person or by proxy, at all meetings of Target Stockholders so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings. This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from action in accordance with his fiduciary duties as an officer or director of Target. In respect of the Merger, the Stockholder hereby waives (x) any rights to receive cash or other property upon a liquidation of Target as provided in the certificate of incorporation of Target or any of the Certificates of Designations in respect of any Target Preferred Stock owned by such Stockholder and (y) any right to receive the notice under Article Fourth, Section E(iv)(e) of the Target's Certificate of Incorporation and Section D(iv)(e) of each of the Target's Certificates of Designations. In addition, the Stockholder agrees not to take any action or actions to perfect any appraisal rights the Stockholder may have as a result of the Merger under Section 262 of the Delaware Law and hereby waives all rights to appraisal under Section 262 of the Delaware Law.

         3. Irrevocable Proxy. By execution of this Agreement, the Stockholder hereby irrevocably appoints and constitutes Robert P. Goodman (the "Proxyholder"), the agent and proxy of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to the shares of capital stock of Target beneficially owned by the Stockholder, which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares, or to execute written consents in lieu of a stockholders meeting, in favor of approval of the (i) Merger and the Merger Agreement, and any matter that could reasonably be expected to facilitate the Merger, (ii) the payments under the employment agreements for Messrs. Berger, Foley, and Gonzalez which are being entered into with such individuals in connection with the Merger,
(iii) the waiver of the right of the Stockholder to receive cash or other property upon a liquidation of Target as provided in the certificate of incorporation of Target or in any of the Certificates of Designations in respect of any Target Preferred Stock and (iv) the amendments to the Target's certificate of incorporation (including its Certificates of Designations), as set forth on Annex B to this Agreement. The Proxyholder may not exercise the proxy contained in this Section 3 on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholder hereby is granted as of the date of this Agreement in order to secure the obligations of the Stockholders set forth in Section 2 hereof, and is irrevocable and coupled with an interest in such obligations and in the interests in Target to be purchased and sold pursuant the Merger Agreement. The proxy contained in this Section 3 will terminate upon the termination of this Agreement in accordance with its terms. Upon the execution hereof, other than any irrevocable proxy previously given by the Stockholder to the Proxyholder in connection with that certain Voting Agreement dated on or about October 29, 1997 by and between Stockholder and Parent, all prior proxies given by the Stockholder with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. The Stockholder authorizes the Proxyholder to file this proxy and any substitution with the Secretary of Target and with any Inspector of Elections at any meeting of the Target Stockholders. The proxy contained in this Section 3 is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the Stockholder. Stockholder acknowledges and agrees that a copy, facsimile telecommunication or other reproduction of this Agreement may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the an original of this Agreement could be used.

         4. Additional Purchases. For purposes of this Agreement (including without limitation, the recitals hereto), the term "Shares" shall include any shares of Target capital stock (including Target Stock) that the Stockholder purchases or as to which the Stockholder otherwise acquires voting power after the execution of this Agreement and prior to the Expiration Date.

         5. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby represents, warrants and covenants to Parent the following:

                 (a) Ownership of Shares. Except as specifically described on Annex A to this Agreement (if any), the Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of Target Stock other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

                 (b) No Voting Trusts and Agreements. The Stockholder will not, and will not permit any entity under the Stockholder's control to, deposit any shares of Target capital stock (including Target Stock) held by the Stockholder or such entity in a voting trust or subject any shares of Target capital stock (including Target Stock) held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Parent or its affiliates.

                 (c) No Proxy Solicitations. The Stockholder will not, and will not permit any entity under the Stockholder's control to, (i) solicit proxies or become a participant in a "solicitation" (as such term is defined in Rule 14a-11 under the Securities Exchange Act of

1934, as amended (the "Exchange Act")), with respect to any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, any merger, consolidation, share exchange, sale of securities or assets, reorganization, recapitalization or other business combination involving Target and any other party (other than Parent and its affiliates), any liquidation (including pursuant to the liquidation rights provided for in the Certificates of Designations), or winding up of Target and any other matter that would, or could reasonably be expected to, prohibit or discourage the Merger (each of the foregoing is referred to as an "Opposing Proposal"), or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a Stockholders' vote or action by consent of Target Stockholders with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Target with respect to an Opposing Proposal.

         6. Representations, Warranties and Covenants of Parent. Parent represents, warrants and covenants to the Stockholder as follows:

                 (a) Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Parent and has been duly executed by a duly authorized officer of Parent.

                 (b) Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Parent. Neither the execution of this Agreement by Parent nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Parent is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Parent.

         7. Additional Documents. The Stockholder and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent's legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

         8. Consent and Waiver. The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

         9.      Miscellaneous.

                 (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

                 (c) Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                 (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

                 (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

                          (i)     if to Parent, to:

                                  DSC Communications Corporation
                                  1000 Coit Road
                                  Plano, Texas 75075
                                  Attention: General Counsel
                                  Facsimile No.: (972) 519-2321

                                  with a copy to:

                                  4500 Trammell Crow Center
                                  2001 Ross Avenue
                                  Dallas, Texas 75201
                                  Attention: Daniel W. Rabun
                                  Facsimile No.: (214) 965-5902

                                  Stockholder:


                                  --------------------------

                                  --------------------------

                                  --------------------------
                                  Attention:
                                            ----------------
                                  Facsimile No.:
                                                ------------


                                  with a copy to:



                                  --------------------------

                                  --------------------------

                                  --------------------------
                                  Attention:
                                            ----------------
                                  Facsimile No.:
                                                ------------

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                 (f) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

                 (g) Entire Agreement. This Agreement, together with that certain Voting Agreement dated on or about October 29, 1997 by and between the Stockholder and Parent, contain the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understanding between the parties with respect to such subject matter.

                 (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                 (i) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 (j) Termination. Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Stockholder under either of them, shall automatically terminate as of the Expiration Date.

                 (k)      Covenant Not-to-Compete. [ROBERT GOODMAN ONLY]

                 (i) Stockholder acknowledges that Parent is acquiring the goodwill of Target. Therefore, Stockholder agrees that for a period commencing upon the Closing Date and ending upon the fifth anniversary thereof, unless otherwise extended pursuant to the terms hereof, Stockholder will not, directly or indirectly, either as an employer, consultant, agent, principal, partner, stockholder, or in any other capacity, engage or participate in any business that is involved in the development, marketing, manufacturing or sale of GSM or AMPS mobile switching centers (a "Prohibited Business"), within any state or country in which Target or Parent or its Subsidiaries is conducting or reasonably expects to conduct or expand its business (the "Covenant Not-to-Compete"). Stockholder represents to Parent that the enforcement of the restriction contained in this Section 9(k) would not be unduly burdensome to Stockholder and that in order to induce Parent to enter into this Agreement, Stockholder further represents and acknowledges that Stockholder is willing and able to compete in other geographical areas not prohibited by this Section 9(k). Notwithstanding the foregoing, Stockholder shall not be prohibited from owning up to five percent (5%) of the outstanding capital stock of any class of capital stock registered under Section 12 (b) or (g) of the Exchange Act.

                 (ii) Stockholder agrees that a breach or violation of the Covenant Not-to-Compete by Stockholder shall entitle Parent, as a matter of right, to an injunction issued by any court or arbitration panel of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which Parent may show itself justly entitled. Further, during any period in which Stockholder is in breach of the Covenant Not-to-Compete, the time period of the Covenant Not-to-Compete shall be extended for an amount of time that Stockholder is in breach hereof.

                 (iii) In addition to the restrictions set forth in sub-paragraph (i) of this Section 9(k), Stockholder shall not for a period commencing upon the Closing Date and ending upon the first anniversary thereof, either directly or indirectly, (A) make known to any person, firm or corporation involved in a Prohibited Business the names and addresses of any of the customers of Target or contacts of Target or any other information pertaining to such persons, (B) call on, solicit, or take away, or attempt to call on, solicit or take away any of the customers of Target on whom Stockholder called or with whom Stockholder became acquainted during Stockholder's association with Target, for any other person, firm or corporation involved in a Prohibited Business or (C) recruit or hire or attempt to recruit or hire, directly or by assisting others, any employee, consultant or independent contractor of Target.

                 (iv)     The representations and covenants contained in this
         Section 9 on the part of Stockholder will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any proceeding of Stockholder against Target or any officer, director, or shareholder of Parent whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of the covenants of the Stockholder contained in this Section 9.

                 (v) If Stockholder violates any covenant contained in this Section 9 and Parent brings legal action for injunctive or other relief, Parent shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of Stockholder contained in this Section 9 shall be deemed to have durations as specified above, which periods shall commence upon the Closing Date and shall be extended for the amount of time between the Closing Date and the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenants of Stockholder in this Section 9.

                 (vi) The parties to this Agreement agree that the limitations contained in this Section 9 with respect to geographic area, duration and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Section 9 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


                                       DSC COMMUNICATIONS CORPORATION

                                       By:
                                          ------------------------------
                                       Its:
                                           -----------------------------

                                       Stockholder


                                       ---------------------------------

                                       Printed Name:
                                                    --------------------

                                       Dated:                    , 1997
                                             --------------------


                                       Shares beneficially owned:

                                              shares of Target Common Stock
                                       -------
                                              shares of Target Series A
                                       -------  Preferred Stock
                                              shares of Target Series B
                                       -------  Preferred Stock
                                              shares of Target Series C
                                       -------  Preferred Stock
                                              shares of Target Series D
                                       -------  Preferred Stock

                                   EXHIBIT C

                         TARGET COUNSEL OPINION LETTER


                          [TARGET COUNSEL LETTERHEAD]


                               December __, 1997



DSC Communications Corporation
1000 Coit Road
Plano, Texas 75075

Gentlemen:

We have acted as counsel to Celcore, Inc., a Delaware corporation (the "Target"), in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of December __, 1997, among DSC Communications Corporation, a Delaware corporation ("Parent"), CI Acquisition Company, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Parent Sub"), and Target providing for the merger of Parent Sub with and into Target (the "Merger"). This opinion letter is being furnished to you pursuant to Section 7.02 of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

We have examined and are familiar with originals or copies, certified or otherwise authenticated to our satisfaction, of such documents and records of Target and each Target Subsidiary, and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including, without limitation, (i) the Agreement, (ii) the Certificate of Merger dated as of December __, 1997 between Target and Parent Sub and (iii) the certificate of incorporation and bylaws of Target.

As to certain facts material to our opinions herein, we have assumed the accuracy of the representations of Target in the Agreement and of one or more officers of Target. In addition, we have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and complete copies of the originals thereof, that all information submitted to us was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. We have also assumed the due authorization, execution and delivery by the Parent and Parent Sub of the Agreement and the Certificate of Merger and that the Agreement and the Certificate of Merger constitute legal, valid and binding obligations of the Parent and Parent Sub enforceable against each of them in accordance with their terms.

Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. Target is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Target is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be qualified or licensed would not have a Material Adverse Effect.

         2. Target has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to consummate the Merger and the Transactions. The execution and delivery of the Agreement by Target and the consummation by Target of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Target are necessary to authorize the Agreement or to consummate the Merger and the Transactions (other than the recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law).

         3. The Agreement has been duly and validly executed and delivered by Target and constitutes a legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms, except as may be (i) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other Laws affecting enforcement of creditors' rights generally, and (ii) subject to general principles of equity, regardless of whether enforcement is considered in a Proceeding at law or in equity.

         4. The execution and delivery of the Agreement by Target do not, and the performance of the Agreement by Target and the consummation of the Merger and the Transactions will not, (i) conflict with or violate the certificate of incorporation or bylaws of Target, (ii) conflict with or violate Delaware Law or the laws of the United States of America, or (iii) to the best of our knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Target or the Target Subsidiaries or require the Consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, license, permit, franchise or other instrument or obligation to which Target or the Target Subsidiaries is a party or by which Target or the Target Subsidiaries or any property or asset of Target or the Target Subsidiaries is bound or affected.

         5. The execution and delivery of the Agreement by Target do not, and the performance of the Agreement and the Merger and the Transactions contemplated thereby by Target will not, require any Consent or permit of, or filing with or notification to, any federal or Delaware Governmental Authority, except the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law.

         6. Upon the issuance of a Certificate of Merger by the Secretary, the Merger will become effective in accordance with the Agreement and the Delaware Law, and each issued and outstanding share of Target Stock (other than Dissenting Shares) will be converted into the consideration provided in Section
2.01 of the Agreement.

         7. To the best of our knowledge, except as set forth in the Target Disclosure Schedule, no Proceedings are pending or Threatened against Target or the Target Subsidiaries seeking to prevent or delay the Merger or the Transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

         8. Immediately prior to the Merger, the authorized capital stock of Target and each of the Target Subsidiaries is as set forth in Section 3.03 of the Agreement. Each share of Target Preferred Stock is convertible into one share of Target Common Stock. All of the issued and outstanding shares of capital stock of the Target Subsidiaries are held by Target and are validly issued, fully paid and nonassessable and, to the best of our knowledge, not subject to preemptive rights, except as identified in this Opinion. To the best of our knowledge, no shares of capital stock of the Target have been acquired by the Target that are subject to outstanding pledges by the Target to secure the future payment of some or all of the purchase price for such shares. To the best of our knowledge, other than the Target Options, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Target obligating the Target to issue or sell any shares of capital stock of, or other equity interests in, the Target or the Target Subsidiaries. To the best of our knowledge, other than as set forth in Target's certificate of incorporation (including the Target Certificate of Designations), there are no outstanding contractual obligations of the Target to repurchase, redeem or otherwise acquire any shares of Target Stock.

         9. The Board of Directors of Target has approved the terms of the Agreement and the Merger and the other Transactions, and such approval is sufficient to render inapplicable to the Merger and the other Transactions the provisions of Section 203 of the Delaware Law.

The preceding opinions and "negative assurance" statements are subject to the following qualifications and limitations:

         A. In connection with statements herein qualified by "to our knowledge" or as to matters that have "come to our attention," our examination has been limited to discussions with the officers and other representatives of Target and each Target Subsidiary by, and those statements refer only to what is in the actual knowledge of, attorneys of this Firm who have been involved in the representation of Target and the Target Subsidiaries in connection with the Merger and the Transactions described in the Agreement, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Parent or Parent Sub to us or to you.

         B. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

         C. With respect to the opinion expressed in Paragraph 7, we have not conducted any search of any indexes, dockets or other records of any court or other Governmental Authority.

         D. The opinions and statements expressed herein are rendered as of the time immediately preceding the Effective Time, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or Law which might affect any of those opinions or statements.

         E. We are licensed to practice law only in the State of Georgia and are therefore unable to render an opinion regarding the laws of any jurisdiction other than the State of Georgia. Accordingly, for purposes of this opinion we have assumed that the laws of the State of Georgia and Delaware or any other jurisdiction that is the subject of this opinion are the same. Notwithstanding the foregoing, we are able to render an opinion with respect to any matter covered by this opinion that is governed or controlled by Delaware Law and accordingly our opinion is not subject to the foregoing limitation to the extent it relates to Delaware Law.

         F. This opinion letter is solely for your benefit in connection with the Merger and the Transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.


                                        Very truly yours,

                                        POWELL, GOLDSTEIN, FRAZER
                                         & MURPHY LLP

                                   EXHIBIT D

                         PARENT COUNSEL OPINION LETTER

                          [PARENT COUNSEL LETTERHEAD]



                               December __, 1997





Celcore, Inc.
3800 Forest Hill-Irene Road
Memphis, Tennessee 38125


Gentlemen:

We have acted as counsel to DSC Communications Corporation, a Delaware corporation ("Parent"), and CI Acquisition Company, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Parent Sub"), in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of December __, 1997, among Parent, Parent Sub and Celcore, Inc., a Delaware corporation (the "Target"), providing for the merger of Parent Sub with and into Target (the "Merger"). This opinion letter is being furnished to you pursuant to Section 7.03 of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

We have examined and are familiar with originals or copies, certified or otherwise authenticated to our satisfaction, of such documents and records of Parent and Parent Sub, and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including without limitation, (i) the Agreement, (ii) the Certificate of Merger dated as of December ___, 1997 between Target and Parent Sub and (iii) the certificates of incorporation and bylaws of Parent and Parent Sub.

As to certain facts material to our opinions herein, we have assumed the accuracy of the representations of Parent and Parent Sub in the Agreement and of one or more officers of Parent or Parent Sub. In addition, we have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and complete copies of the originals thereof, that all information submitted to us was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. We have also assumed the due authorization, execution and delivery by Target of the Agreement and the Certificate of Merger and that the Agreement and the Certificate of Merger constitute legal, valid and binding obligations of Target enforceable against Target in accordance with their terms.

Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. Each of Parent and Parent Sub is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Parent Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be qualified or licensed would not have a Material Adverse Effect.

         2. Each of Parent and Parent Sub has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to consummate the Merger and the Transactions. The execution and delivery of the Agreement by Parent and Parent Sub and the consummation by Parent and Parent Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Parent Sub are necessary to authorize the Agreement or to consummate the Merger and the Transactions (other than the recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law).

         3. The Agreement has been duly and validly executed and delivered by Parent and Parent Sub and constitutes a legal, valid and binding obligation of each of Parent and Parent Sub, enforceable against each of Parent and Parent Sub in accordance with its terms, except as may be (i) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other Laws affecting enforcement of creditors' rights generally, and (ii) subject to general principles of equity, regardless of whether enforcement is considered in a Proceeding at law or in equity.

          4. The execution and delivery of the Agreement by Parent and Parent Sub do not, and the performance of the Agreement by Parent and Parent Sub and the consummation of the Merger and the Transactions will not, (i) conflict with or violate the certificate of incorporation or bylaws of either Parent or Parent Sub, (ii) conflict with or violate Delaware Law or the laws of the United States of America, or (iii) to the best of our knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Parent Sub or require the Consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, license, permit, franchise or other instrument or obligation to which Parent or Parent Sub is a party or by which Parent or Parent Sub or any property or asset of Parent or Parent Sub is bound or affected.

         5. The execution and delivery of the Agreement by Parent and Parent Sub do not, and the performance of the Agreement and the Merger and the Transactions contemplated thereby by Parent and Parent Sub will not, require any Consent or permit of, or filing with or notification to, any federal or Delaware Governmental Authority, except the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law.

         6. Upon the issuance of a Certificate of Merger by the Secretary, the Merger will become effective in accordance with the Agreement and the Delaware Law, and each issued and outstanding share of Target Stock (other than Dissenting Shares) will be converted into the consideration provided in Section
2.01 of the Agreement.

         7. To the best of our knowledge, except as set forth in the Parent Disclosure Schedule, no Proceedings are pending or Threatened against Parent or Parent Sub seeking to prevent or delay the Merger or the Transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

The preceding opinions and "negative assurance" statements are subject to the following qualifications and limitations:

         A. In connection with statements herein qualified by "to our knowledge" or as to matters that have "come to our attention," our examination has been limited to discussions with the officers and other representatives of Parent and Parent Sub by, and those statements refer only to what is in the actual knowledge of, attorneys in the Dallas, Chicago and Washington D.C. offices of this Firm who have been involved in the representation of Parent and Parent Sub in connection with the Merger and the Transactions described in the Agreement, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Target or the Target Subsidiaries to us or to you.

         B. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

         C. With respect to the opinion expressed in Paragraph 7, we have not conducted any search of any indexes, dockets or other records of any court or other Governmental Authority.

         D. The opinions and statements expressed herein are rendered as of the time immediately preceding the Effective Time, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or Law which might affect any of those opinions or statements.

         E. We are licensed to practice law only in the State of Texas and are therefore unable to render an opinion regarding the laws of any jurisdiction other than the State of Texas. Accordingly, for purposes of this opinion we have assumed that the laws of the State of Texas and Delaware or any other jurisdiction that is the subject of this opinion are the same. Notwithstanding the foregoing, we are able to render an opinion with respect to any matter covered by this opinion that is governed or controlled by Delaware Law and accordingly our opinion is not subject to the foregoing limitation to the extent it relates to Delaware Law.

         F. This opinion letter is solely for your benefit in connection with the Merger and the Transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.


                                        Very truly yours,

                                        BAKER & MCKENZIE

                                   EXHIBIT E

                         DSC COMMUNICATIONS CORPORATION

                       DSC SPECIAL CELCORE INCENTIVE PLAN

                           Scope and Purpose of Plan

         This DSC Special Celcore Incentive Plan (the "Plan") provides for the granting of:

         (a) Options (hereinafter defined) to certain employees of DSC Communications Corporation, a Delaware corporation (the "Corporation"), or its Affiliates (as hereinafter defined) who are Eligible Individuals (as hereinafter defined), and

         (b) The right to cash payments (the "Cash Payments") to certain employees of the Corporation or its Affiliates who are Eligible Individuals.

This Plan is being implemented pursuant to the terms of the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of December ___, 1997 by and among the Corporation, CI Acquisition Company, a Delaware corporation and a direct, wholly owned subsidiary of the Corporation, and CELCORE, INC., a Delaware corporation ("Celcore").

SECTION 1.       DEFINITIONS.

                 "ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "AFFILIATES" shall mean all persons and business entities, whether corporations, partnerships, joint ventures or otherwise, which now or hereafter control, or are owned or controlled, directly or indirectly, by the Corporation, or are under common control with the Corporation.

                 "AGGREGATE OPTION AMOUNT" shall mean (i) with respect to the Fiscal Year ending December 31, 1998, an amount equal to $800,000 divided by the Closing Sales Price, (ii) with respect to the Fiscal Year ending December 31, 1999, an amount equal to $1,450,000 divided by the Closing Sales Price, and
(iii) with respect to each Fiscal Year ending December 31, 2000 and December 31, 2001, an amount equal to the difference of (A) $2,250,000 minus (B) the then aggregate of the Annual Option Vesting Amount for each of the Fiscal Years prior to the Fiscal Year in question.

                 "AGGREGATE OPTION SHARES" shall have the meaning set forth in
Section 2.1 hereof.

                 "AGGREGATE PAYMENT AMOUNT" shall mean (i) with respect to the Fiscal Year ending December 31, 1998, an amount equal to $800,000, and (ii) with respect to the Fiscal Year ending December 31, 1999, an amount equal to $1,450,000.

                 "AGREEMENT" shall mean the written agreement between the Corporation and an Eligible Individual in the form attached as Exhibit A hereto evidencing the Option and Cash Payment granted by the Corporation.

                 "ANNUAL OPTION VESTING AMOUNT" shall have the meaning set forth in Section 6.2(a) hereof.

                 "ANNUAL PAYMENT AWARD" shall have the meaning set forth in
Section 2.2 hereof.

                 "APPLICABLE PERCENTAGE" shall mean with respect to a Fiscal Year, the sum of (i) sixty percent (60%), plus (ii) the product of (A) two (2), times (B) the difference of the Attained Percentage with respect to such Fiscal Year, minus eighty percent (80%); provided, however, in the event the Applicable Percentage for that Fiscal Year is less than zero, the Applicable Percentage for such Fiscal Year shall be deemed to be zero.

                 "ATTAINED PERCENTAGE" shall mean with respect to a Fiscal Year, the percentage when expressed as a fraction has as its numerator the Celcore Revenues with respect to that Fiscal Year and has as its denominator the Target Revenue with respect to that Fiscal Year; provided that in no event shall the Attained Percentage exceed one hundred twenty-five percent (125%).

                 "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

                 "CASH PAYMENT" shall have the meaning set forth in the recitals hereof.

                 "CAUSE" means conduct that amounts to (i) fraud or dishonesty against the Corporation or its Affiliates, (ii) Eligible Individual's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Corporation or its Affiliates, or knowing violation of law in the course of performance of the duties of Eligible Individual's service with the Corporation or its Affiliates, (iii) repeated absences from work without a reasonable excuse, (iv) repeated intoxication with alcohol or drugs while on the Corporation or Affiliates' premises during regular business hours,
(v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, (vi) a breach or violation of the terms of any agreement to which an Eligible Individual and the Corporation or its Affiliates are party, including, without limitation, any agreement providing for the protection of the confidential information or the proprietary rights of the Corporation or its Affiliates or any agreement involving non-competition obligations of the Eligible Individual, or (vii) the violation of the sexual harassment policy of the Corporation or any of its Affiliates or the





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determination that such Eligible Individual has engaged in any misconduct of a sexual nature that unreasonably interferes with an individual's work performance or creates an intimidating, hostile or offensive working environment at the Corporation or any of its Affiliates; provided, however, notwithstanding the foregoing, in respect of Messrs. Berger, Gonzalez and Foley, the term "Cause" shall have the meaning provided in their respective Employment Agreements dated October 29, 1997.

                 "CELCORE REVENUES" shall mean the revenues, if any, of the Corporation and its Affiliates recognized by the Corporation under its revenue recognition policy and attributable to the line of products currently being developed or marketed by Celcore as of the Effective Time. For purposes of this Plan, "Celcore Revenues" and "revenues" (i) shall be reduced by all discounts or rebates, and Federal, state, county, city and local taxes and any charges for shipping, duty or insurance, relating to the products and related services referred to above and (ii) shall include revenues derived from services associated with such products, including engineering, installation, repair, service and training.

                 "CLOSING SALES PRICE" shall mean the reported last sale prices of a share of Stock on the NASDAQ National Market as reported on the date of the Effective Time.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "COMMITTEE" shall mean the committee appointed pursuant to
Section 3 hereof by the Board of Directors to administer this Plan.

                 "EFFECTIVE TIME" shall have the meaning provided in the Merger Agreement.

                 "ELIGIBLE INDIVIDUALS" shall mean the employees of the Corporation or its Affiliates participating in the Plan.

                 "FISCAL YEAR" shall mean the twelve months beginning on January 1 of any year and ending on December 31 of the same year, except that the first Fiscal Year shall begin on January 1, 1998 and shall end on December 31, 1998.

                 "OPTION" shall mean any stock option which is granted by the Committee to an Eligible Individual under the Plan.

                 "PERCENTAGE PARTICIPATION" of an Eligible Individual with respect to the Annual Payment Award and/or the Annual Option Vesting Amount, as the case may be, for any Fiscal Year shall be the percentage opposite such Eligible Individual's name as set forth on Schedule I hereto.

                 "PERMANENT AND TOTAL DISABILITY" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by





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the Corporation or, if applicable, any Affiliate of the Corporation for the
Eligible Individual. If no long-term disability plan or policy was ever maintained on behalf of the Eligible Individual Permanent and Total Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Permanent and Total Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Permanent and Total Disability relates. The scope of this definition shall automatically be reduced or expanded to the extent that section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "STOCK" shall mean the Corporation's authorized $0.01 par value common stock together with any other securities with respect to which Options granted hereunder may become exercisable (including any preferred stock purchase rights issuable pursuant to the Rights Agreement, dated April 25, 1996 between the Corporation and Harris Trust and Savings Bank (formerly KeyCorp Shareholder Services, Inc.) as rights agent, or any other purchase right issued in substitution thereof).

                 "TARGET REVENUE" shall mean an amount equal to (i) $60,000,000 with respect to the Fiscal Year ending December 31, 1998, (ii) $110,000,000 with respect to the Fiscal Year ending December 31, 1999, (iii) $215,000,000 with respect to Fiscal Year ending December 31, 2000 and (iv) $300,000,000 with respect to Fiscal Year ending December 31, 2001.

                 "TERMINATION OF SERVICE" means the termination of the service relationship, whether employment or otherwise, between an Eligible Individual and the Corporation and its Affiliates, regardless of the fact that severance or similar payments are made to the Eligible Individual for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Permanent and Total Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Services is for Cause.

SECTION 2. MAXIMUM NUMBER OF SHARES SUBJECT TO AND AMOUNT OF CASH PAYMENTS AVAILABLE UNDER THE PLAN.

         2.1 DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The Stock which Options granted hereunder give an Eligible Individual the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Section 6.9 hereof, the aggregate number of shares of Stock available for issuance pursuant to the exercise of all Options granted hereunder shall be $3,375,000 divided by the Closing Sales Price (the "Aggregate Option Shares"). The Options granted to each Eligible Individual





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
pursuant to this Plan shall vest in accordance with the provisions of paragraph
(a) of Section 6.2 hereof.

         2.2 MAXIMUM AMOUNT OF CASH PAYMENTS. The aggregate amount of funds available for Cash Payments to all Eligible Individuals pursuant to the Plan shall be $3,375,000. The aggregate amount of Cash Payments (the "Annual Payment Award") to be made to Eligible Individuals with respect to a Fiscal Year shall be an amount equal to the product of (i) the Aggregate Payment Amount with respect to such Fiscal Year, times (ii) the Applicable Percentage with respect to such Fiscal Year. Notwithstanding anything contained herein to the contrary, no Cash Payment shall be made in a Fiscal Year under this Plan if the Attained Percentage for that Fiscal Year is less than eighty percent (80%). With respect to a Fiscal Year, any portion of the Aggregate Payment Amount attributable to such Fiscal Year which shall not have been delivered as Cash Payments pursuant to this Plan with respect to such Fiscal Year shall cease to be available for Cash Payments under this Plan.

SECTION 3.       ADMINISTRATION OF THIS PLAN.

         3.1 COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of such number of directors of the Corporation as shall be determined by the Board of Directors, and may be constituted by all members of the Board of Directors.

         3.2 DURATION, REMOVAL, ETC. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

         3.3 MEETINGS AND ACTIONS OF COMMITTEE. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the by-laws of the Corporation as it may deem advisable.

         3.4 COMMITTEE'S POWERS. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion exercised in good faith, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan; (b) to determine the Celcore Revenues for purposes of determining the vesting of the Options and the award of Cash Payments; (c) to determine the circumstances of any termination of employment of an Eligible Individual for purposes of applying the provisions of Section 6.8 hereof and the effect of approved leaves of absence; (d) to construe the respective Agreements and this Plan; (e) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate; and (f) to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, provided that no such correction, addition, reconciliation or other amendment to this Plan shall adversely affect the rights of any Eligible Individual.

SECTION 4.       ELIGIBILITY AND PARTICIPATION.

         Options and Cash Payments shall be granted hereunder as of the Effective Time to all persons who are Eligible Individuals and only to persons who are Eligible Individuals, subject to the provisions of Section 6.8 hereof. In addition, no person shall be considered an Eligible Individual and entitled to any of the rights under the Plan unless such person has executed and delivered to the Corporation the Employee Patent, Copyright, and Proprietary Information Agreement, attached hereto as Exhibit B.

SECTION 5.       GRANT OF OPTIONS AND CERTAIN TERMS OF THE AGREEMENTS.

         Each Option and Cash Payment granted hereunder shall be evidenced by an Agreement, dated as of the Effective Time, executed by the Corporation and the Eligible Individual to whom the Option and Cash Payment is granted. The Effective Time shall be deemed to be the date on which the Option covered by an Agreement is granted, even though the Agreement may not be executed until a later time.

SECTION 6.       TERMS AND CONDITIONS OF OPTIONS AND CASH PAYMENTS.

         All Options and Cash Payments granted hereunder shall comply with, be deemed to include, and be subject to the following terms and conditions:

         6.1 NUMBER OF SHARES. Each Agreement shall provide for the grant of Options to an Eligible Individual to purchase a number of shares of Stock, subject to the adjustments provided for in Section 6.9 hereof, equal to the product of (a) the Aggregate Option Shares and (b) the Percentage Participation allocated to such Eligible Individual.

         6.2     VESTING OF OPTIONS.

         (a) Subject to the provisions of Section 6.8 hereof, the Options granted to an Eligible Individual shall be eligible for vesting at the end of each of the Fiscal Years of the Corporation ending December 31, 1998 to December 31, 2001 as provided in this Section 6.2(a). The number of Options that shall vest (the "Annual Option Vesting Amount") at the end of the Fiscal Years of the Corporation ending December 31, 1998 through December 31, 2001 shall equal the product of (i) the Aggregate Option Amount with respect to such Fiscal

Year times (ii) the Applicable Percentage with respect to such Fiscal Year. Notwithstanding anything contained herein to the contrary, the Annual Option Vesting Amount shall be zero in any Fiscal Year in which the Attained Percentage for that Fiscal Year is less than eighty percent (80%). The number of Options granted to an Eligible Individual that shall vest with respect to each Fiscal Year of the Corporation ending December 31, 1998 through December 31, 2001 shall be an amount equal to the Percentage Participation of such Eligible Individual with respect to that Fiscal Year times the Annual Option Vesting Amount, if any, for that Fiscal Year. If the number of Options that would vest according to the immediately preceding sentence exceeds the number of Options granted to an Eligible Individual which have not yet vested, then only those Options that have not yet vested shall vest according to this
Section 6.2(a). All Options that have not vested with respect to the Fiscal Years ending December 31, 1998 through December 31, 2001 in accordance with this Section 6.2(a) shall vest on December 31, 2002.

         (b) An Eligible Individual may not purchase the shares of Stock subject to an Option until such time as that portion of the Option has vested pursuant to this Section 6.2. Notwithstanding any other provision of this Plan, including the provisions of Section 6.8 hereof, no Option shall be exercisable after the fifth anniversary of the vesting date of such Option.

         6.3 EXERCISE PRICE OF OPTIONS. The exercise price per share of Stock subject to an Option shall be the Closing Sales Price.

         6.4 CASH PAYMENTS. Each Agreement shall provide for the grant of the right to Cash Payments to an Eligible Individual with respect to each Fiscal Year of the Corporation ending December 31, 1998 and December 31, 1999 in an amount equal to the Percentage Participation of such Eligible Individual with respect to that Fiscal Year times the Annual Payment Award, if any, for that Fiscal Year. Each Cash Payment under this Section 6.4 shall be deemed payable as of December 31 in respect of each Fiscal Year and the delivery of any Cash Payment with respect to a Fiscal Year shall be made by the Corporation not later than 75 days after the end of such Fiscal Year. The Corporation may, in its discretion, withhold from the amount of any Cash Payment delivered to an Eligible Individual the portion thereof that it deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of such Cash Payment.

         6.5 DETERMINATION OF CELCORE REVENUES. For purposes of determining the Annual Option Vesting Amount with respect to a Fiscal Year and the Annual Payment Award with respect to a Fiscal Year, within 60 days after the end of each Fiscal Year of the Corporation (i) from December 31, 1998 to December 31, 2001 with respect to the Annual Option Vesting Amount and (ii) December 31, 1998 and December 31, 1999 with respect to the Annual Payment Award, the Corporation shall furnish the Committee with such financial information as it shall require in order to determine the Celcore Revenues with respect to that Fiscal Year, and the Committee shall make such determination in good faith as soon as possible after the receipt of such information, which determination shall be final and binding on all Eligible Individuals. Within 75 days after the end of each Fiscal Year of the Corporation ending December 31, 1998 to December 31, 2001, the Committee shall notify each Eligible Individual with respect to whom an Option is eligible for vesting for that Fiscal Year of the determination of the Celcore Revenues for that Fiscal Year and the number of shares of Stock subject to such Eligible Individual's Option which has vested with respect to that Fiscal Year, together with delivery of the Cash Payment, if any, with respect to that Fiscal Year.

         6.6 MEDIUM AND TIME OF PAYMENT, METHOD OF EXERCISE, AND WITHHOLDING TAXES. The exercise price of an Option shall be payable upon the exercise of the Option in cash or by check payable to the order of the Corporation. Exercise of an Option shall not be effective until the Corporation has received written notice of exercise. Such notice must specify the number of whole shares of Stock to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

         The Committee may, in its discretion, require an Eligible Individual to pay to the Corporation at the time of exercise of an Option or portion thereof the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise.

         6.7 TERM, TIME OF EXERCISE, AND TRANSFERABILITY OF OPTIONS. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, during the term of an Option such Option shall be exercisable during an Eligible Individual's lifetime only by him or by his guardian or legal representative. An Option shall not be transferable other than by will or the laws of descent and distribution. No Option shall be deemed to satisfy the provisions of Section 422A of the Code. As soon as reasonably practicable after the Corporation receives written notice that the Eligible Individual has elected to exercise all or a portion of an Option which has vested pursuant to the Plan, such notice to be accompanied by payment in full of the aggregate Option price of the number of shares purchased, the Corporation shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise.

         Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any applicable blue sky or state securities laws or any other applicable statute or regulation, as then in effect. The Corporation shall file or cause to be filed with the Securities and Exchange Commission at least twenty days prior to the date of the notification to Eligible Individuals of that portion of the Options which has vested with respect to the Fiscal Year ended December 31, 1998, a Registration Statement on Form S-8 registering under the Securities Act the Stock issuable upon exercise of the Options, and shall keep such Registration Statement effective for so long as Options remain outstanding and exercisable under this Plan or, if shorter, so long as such Form S-8, or any successor form, remains available to the Corporation for registration of such Stock. At the time of any exercise of an Option, in the event such Registration Statement on Form S-8 or successor form is not effective, the Corporation may, as a condition precedent to the exercise of such Option, require from the Eligible Individual exercising such Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Eligible Individual (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect.

         6.8     TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

         (a) If an Eligible Individual ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because the Eligible Individual voluntarily terminates employment with such group of employers, (i) the portion, if any, of an Option that has not yet vested under the terms of the Plan, on the date of the Eligible Individual's Termination of Service shall terminate as of such date,
(ii) the Eligible Individual shall have the right for thirty (30) days after such Termination of Service to exercise the portion, if any, of the Option which has vested pursuant to the Plan as of the date of the Eligible Individual's Termination of Service, and thereafter such Option shall terminate and cease to be exercisable, (iii) the portion of any Option which has vested with respect to a Fiscal Year ending prior to the date of the Eligible Individual's Termination of Service but with respect to which the Committee has not yet determined the amount which has vested at the date of such termination may be exercised by the Eligible Individual within thirty (30) days after (A) the date of receipt by the Eligible Individual of the portion of any Cash Payment which has vested with respect to such Fiscal Year, or (B) if no Cash Payment is made with respect to such Fiscal Year, the date of receipt by the Eligible Individual of a notice from the Committee pursuant to Section 6.5 hereof of the number of shares of Stock subject to such Eligible Individual's Option which has vested with respect to that Fiscal Year, and thereafter such portion shall terminate and cease to be exercisable, and (iv) the portion of any Cash Payment granted to the Eligible Individual which is payable with respect to a Fiscal Year ending prior to the date of the Eligible Individual's Termination of Service shall be paid to such Eligible Individual at the time provided for in this Plan, and no other Cash Payment shall be required to be paid by the Corporation in connection with this Plan. Notwithstanding the foregoing, if an Eligible Individual ceases to be employed during the Fiscal Year because the Eligible Individual voluntarily terminates employment as provided in this Section 6.8(a), no

Cash Payment for such Fiscal Year shall be payable to the Eligible Individual and no Options shall vest in respect of such Fiscal Year.

         (b) If an Eligible Individual ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because any of such entities terminates the Eligible Individual's employment for Cause, (i) the portion, if any, of an Option that remains unexercised, including that portion, if any, that has vested under the terms of the Plan, on the date of the Eligible Individual's Termination of Service, shall terminate and cease to be exercisable as of such date, and (ii) the right of such Eligible Individual to any Cash Payment which has not been paid prior to the date of the Eligible Individual's Termination of Service shall be terminated.

         (c) If an Eligible Individual ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because one or more of such entities terminates the employment of the Eligible Individual but not for Cause, (i) subject to Section 6.8(f) below, the portion, if any, of an Option that has not yet vested under the terms of the Plan, on the date of the Eligible Individual's Termination of Service shall terminate as of such date, (ii) subject to Section 6.8(f) below, such Eligible Individual shall be entitled to exercise the Option to the extent that such Eligible Individual was entitled to exercise it on such date, but only until the earlier of the date (A) the Option held by such Eligible Individual expires, or (B) six (6) months after the date of the Termination of Services of such Eligible Individual, and (iii) subject to Section 6.8(f) below, such Eligible Individual shall receive a Cash Payment pursuant to
Section 2.2 hereof.

         (d) Notwithstanding the provisions of Sections 6.8(a), (b) and (c) above, if an Eligible Individual ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates by reason of Permanent and Total Disability, (i) subject to Section 6.8(f) below, the portion, if any, of an Option that has not yet vested under the terms of the Plan on the date of the Eligible Individual's Termination of Service due to such Permanent and Total Disability shall terminate as of such date, (ii) subject to Section 6.8(f) below, notwithstanding such Termination of Service, such Eligible Individual may exercise an Option in whole or in part to the extent such Option was exercisable on the date of Termination of Service of such Eligible Individual due to such Permanent and Total Disability, but only until the earlier of the date (A) the Option held by the Eligible Individual expires, or (B) twelve (12) months from the date of Termination of Service of such Eligible Individual due to such Permanent and Total Disability, and (ii) subject to Section 6.8(f) below, such Eligible Individual shall be eligible to receive a Cash Payment pursuant to Section 2.2 hereof.

         (e) Upon the death of an Eligible Individual, (i) any Option held by an Eligible Individual shall terminate and be of no further effect; provided, however, notwithstanding the provisions of Sections 6.8(a), (b) and
(c) above and subject to Section 6.8(f) below, if an Eligible Individual dies while in the employ of the Corporation or an Affiliate, such legal representatives, heirs, legatees, or distributees shall have the right to exercise such Options in accordance with this Plan and such Eligible Individual's Agreement to the extent such Options had vested at the time of such Eligible Individual's death, but only until the earlier of the date (A) the Option held by the Eligible Individual expires, or (B) twelve (12) months from the date of the Eligible Individual's death, and (ii) subject to Section 6.8(f) below, the Eligible Individual's legal representatives, heirs, legatees, or distributees shall be eligible to receive a Cash Payment pursuant to Section
2.2 hereof.

         (f) Unless otherwise determined by the Committee or required by applicable law, in the event during the Fiscal Year an Eligible Individual ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because one or more of such entities terminates the employment of such Eligible Individual but not for Cause, or by reason of death or Permanent and Total Disability of such Eligible Individual that occurs:

                 (i) if such Eligible Individual is otherwise entitled to receive a Cash Payment under Section 2.2 hereof for such Fiscal Year but for the fact the Eligible Individual is no longer employed, the Eligible Individual (or the Eligible Individual's legal representative or beneficiary) shall receive a Cash Payment equal to the product of
         (i) the Cash Payment he/she would have received for such entire Fiscal Year, multiplied by (ii) a fraction, the numerator of which is the number of days during such Fiscal Year in which the Eligible Individual was an employee of the Corporation or its Affiliates, and the denominator of which is the number of days in such Fiscal Year; and

                 (ii) if an Option would otherwise vest under Section 6.2 hereof, the Annual Option Vesting Amount allocable to such Eligible Individual based on his Percentage Participation shall be adjusted such that the number of Options granted to such Eligible Individual that shall vest with respect to such Fiscal Year shall be equal to the product of (i) the Annual Option Vesting Amount that would have been allocable to such Eligible Individual for such entire Fiscal Year, multiplied by (ii) a fraction, the numerator of which is the number of days during such Fiscal Year in which the Eligible Individual was an employee of the Corporation or its Affiliates, and the denominator of which is the number of days in such Fiscal Year.

         6.9 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares of other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Option and the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change,

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provided that any fractional share resulting from such adjustment may be eliminated, and provided further that the exercise price of an Option shall not be less than $.01 per share. In the event of a dispute concerning such adjustment, the decision of the Committee made in good faith shall be conclusive. Neither this Plan nor any Agreement shall affect the right of the Corporation or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

         In the event of (a) a dissolution or liquidation of the Corporation,
(b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or other jurisdiction or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided that the Board of Directors may at any time prior to such merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or (c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation (provided that the Board of Directors may at any time prior to such transaction provide by resolution that this Subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the board of directors of such corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such 50% or more total combined voting power), every Option then outstanding shall terminate, but the holders of each such then outstanding Option shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise such Options, to the extent not theretofore exercised, without regard to the vesting provisions of Section 6.2 hereof if (and only if) such Options have not at that time expired or been terminated pursuant to Section 6.8 hereof. Such acceleration of exercisability shall not apply to a given Option if any surviving or acquiring corporation agrees to assume such Option in connection with the merger, consolidation, or transaction, in which event such Options will continue to be subject to the vesting provisions of Section 6.2 hereof.

         6.10 RIGHTS AS A STOCKHOLDER. An Eligible Individual shall have no right as a stockholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the





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record date is prior to the date such certificate is issued, except as provided in Section 6.9 hereof.

         6.11 FURNISH INFORMATION. Each Eligible Individual shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         6.12 OBLIGATION TO EXERCISE. The granting of an Option hereunder shall impose no obligation upon the Eligible Individual to exercise the same or any part thereof.

SECTION 7.       GENERAL.

         7.1 APPLICATION OF FUNDS; ISSUANCE OF SHARES. The proceeds received by the Corporation from the sale of shares pursuant to Options shall be used for general corporate purposes. When issued upon exercise of Options in accordance with the terms of this Plan, all shares of Stock will be duly authorized, validly issued, fully paid and nonassessable.

         7.2 RIGHT OF THE CORPORATION AND AFFILIATES TO TERMINATE EMPLOYMENT. Nothing contained in this Plan, or in any Agreement, shall confer upon any Eligible Individual the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate or modify in any way the terms, including but not limited to the compensation and responsibilities, of the Eligible Individual's employment at any time. Nothing contained herein shall be deemed to require any action on the part of the Committee or the Board of Directors of the Corporation or any Affiliate in connection with the termination of employment of an Eligible Individual.

         7.3 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option or right to Cash Payment granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

         7.4 OTHER BENEFITS. Participation in the Plan shall not preclude the Eligible Individual from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra





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compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

         7.5 EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock to the Eligible Individual, or to his legal representatives, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons with respect to such payment, issuance or transfer hereunder. The Committee may require any Eligible Individual, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         7.6 NO GUARANTEE OF INTERESTS. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

         7.7 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         7.8 NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or an Eligible Individual may change, at any time and from time to time, by written notice to the other, the address which it or he/she had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Eligible Individual shall specify as his address for receiving notices, the address set forth in the Agreement pertaining to the Option or Cash Payment to which such notice relates.

         7.9 WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

         7.10 HEADLINES. The title and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         7.11 GOVERNING LAW. All questions arising with respect to the provisions of the Plan and each Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any





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governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         7.12 WORD USAGE. Words used in the masculine shall apply to ,the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         7.13 FISCAL YEAR. Nothing contained in this Plan or any Agreement shall be deemed to restrict or prohibit the Corporation from changing its Fiscal Year, provided that in the event the Corporation changes its Fiscal Year appropriate adjustments shall be made with respect to the vesting schedule for the Options and the Cash Payments to avoid any impairment of benefits hereunder caused by such change in Fiscal Year.

         7.14 OTHER AGREEMENTS. Notwithstanding any provision in the Plan to the contrary, the right of an Eligible Individual to receive, or obtain the benefits after the receipt of, Cash Payments and Options pursuant to the Plan is subject to the rights and remedies of the Corporation pursuant to the Employee Patent, Copyright, and Proprietary Information Agreement with such Eligible Individual.





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
         IN WITNESS WHEREOF, DSC Communications Corporation, acting by and through its officers hereunto duly authorized has executed this instrument, this ____ day of December, 1997.



                                      DSC COMMUNICATIONS CORPORATION


                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------






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